Filed pursuant to Rule 424(b)(3)
                                                   Registration No. 333-119612




                            WORLD MONITOR TRUST III

$37,500,000 Series G Units of    $37,500,000 Series H Units of   $18,750,000 Series I Units      $281,250,000 Series J
 Beneficial Interest, Class I    Beneficial Interest, Class I      of Beneficial Interest,        Units of Beneficial
                                                                           Class I                 Interest, Class I
$12,500,000 Series G Units of    $12,500,000 Series H Units of    $6,250,000 Series I Units   $93,750,000 Series J Units
Beneficial Interest, Class II    Beneficial Interest, Class II     of Beneficial Interest,      of Beneficial Interest,
                                                                          Class II                     Class II


                      SUPPLEMENT DATED DECEMBER 23, 2005
                                      TO
                    THE PROSPECTUS AND DISCLOSURE DOCUMENT
          DATED MARCH 31, 2005 (NOT FOR USE AFTER SEPTEMBER 23, 2006)

      This Supplement amends and supplements, as included herein, certain information contained in the World Monitor Trust III Prospectus and Disclosure Document dated March 31, 2005 and as previously amended and supplemented on September 21, 2005. All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified.

      Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in any Series of the Trust.

      This Supplement contains (i) an update of certain information relating to the Advisors; (ii) an update of certain information with respect to Graham Capital Management, L.P.; (iii) an update of certain information with respect to Bridgewater Associates; Inc.; (iv) an update of certain information with respect to Eagle Trading Systems, Inc.; (v) a deletion of a paragraph related to UBS Securities LLC; (vi) an update to the section of the Prospectus entitled "Performance of Commodity Pools Operated by the Managing Owner and its Affiliates;" (vii) a replacement of certain pages in Part Two of the Prospectus - "Statement of Additional Information;" and (viii) an update of the address, telephone and fax numbers for the Managing Owner and the principal office of the trust.


                              * * * * * * * * * *


      All information in the Prospectus is hereby restated, except as amended or supplemented hereby.

                          --------------------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy
       of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

      THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

                            WORLD MONITOR TRUST III

1. The following information updates the information relating to the Advisors, beginning on pages 32 through 34 of the Prospectus.


                                                                                        Assets Under
                                   Worst/Best Monthly        Worst Peak-to-Valley         Management
                                   Rate of Return(1)/          Drawdown(2)/Time             In Trust    General Strategy
Advisors                                  Month                     Period                Program(3)    Classification
-------------------------------    ---------------------    ------------------------    ------------    -----------------
Graham Capital Management, L.P.     (15.77)%       11/01    (24.27)%      11/01-4/02    $468,221,000    Technical,
     Global Diversified at            14.80%       11/00                                                Systematic Global
     150% Leverage                                                                                      Macro
Bridgewater Associates, Inc.         (8.60)%        8/00    (28.35)%       6/00-5/01     $23,000,000    Fundamental and
     Aggressive Pure Alpha            10.06%        5/00                                                Systematic Global
     Futures Only - A, No                                                                               Macro
     Benchmark
Eagle Trading Systems Inc.           (9.32)%       01/05    (19.72)%     12/04-04/05     $57,340,356    Technical,
     Eagle Momentum                   11.37%       11/04                                                Systematic Global
     Program                                                                                            Macro


----------------------
(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return of an account for the program traded for the Trust. Performance information is presented for the period from January 1, 2000 (or inception, if later) through September 30, 2005.
(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account or program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(3) Assets under management in the program traded for the Trust reflects nominal account or program size, which includes notional funds.


Leveraging

Futures trading is highly leveraged, as is each Advisor's trading program.

The following table reflects the average range of assets as margin with respect to each Series:

---------------------------------------------------------
Series                                             Range
---------------------------------------------------------
Series G:                                         20-30%
---------------------------------------------------------
Series H:                                          5-20%
---------------------------------------------------------
Series I:                                          0-30%
---------------------------------------------------------
Series J:                                          8-27%
---------------------------------------------------------


The above numbers are historical in nature and, with respect to Series J, represent a hypothetical composite of the average range of assets as margin with respect to Series G, Series H and Series I. Such numbers may deviate either below or above the disclosed ranges.

Any change by Managing Owner in the leverage of the Trust is noted in the Trust's monthly reports.

                       NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account or program, expressed as a percentage of the total equity (including "notional" equity) of such account or program. Largest monthly drawdown information includes the month and year of such drawdown, and is September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

      Monthly rates of return, in accordance with CFTC regulations and NFA rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, and with respect to performance information calculated prior to May 1, 2004, certain Advisors adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory required that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance was so reported meet two tests which were designed to provide assurance that the Fully-Funded Subset and the resultant rates of return were representative of the particular trading program.

      Effective May 1, 2004, monthly rate of return is calculated by certain Advisors by dividing net performance by the program's or account's aggregate nominal account size.

      The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

14. Number of profitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2000 through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust) with positive net performance as of the date the accounts were closed.

15. Range of returns experienced by profitable accounts with respect to the period from January 1, 2000 through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

16. Number of unprofitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2000 through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust) with negative net performance as of the date the accounts were closed.

17. Range of returns experienced by unprofitable accounts with respect to the period from January 1, 2000 through September 30, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through June 30, 2005 with respect to all of its other programs (not offered by the Trust).

Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

2. The following information updates certain information set forth on pages 35 through 48 of the Prospectus with respect to Graham Capital Management, L.P.


                        GRAHAM CAPITAL MANAGEMENT, L.P.

      Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27, 1994.

      GCM will trade its Global Diversified Program at 150% Leverage for WMT III Series G/J Trading Vehicle LLC as described below. For past performance of GCM, see pages 42-48.

Overview

      GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. On behalf of the Trust, GCM offers a systematic global macro trading program that trades in one or more of those markets. GCM's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. GCM's investment objective is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

Management

      Kenneth G. Tropin, born in 1953, is the Chairman and founder of GCM. He has been registered as a Principal and an Associated Person and a NFA associate member of GCM since July 27, 2004. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc. from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

      Paul Sedlack, born in 1961, is the Chief Executive Officer and General Counsel of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since August 21, 1998, November 20, 1998 and November 10, 1998, respectively. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlack was resident in Coudert's Singapore office from June 1988 to August 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

      Michael S. Rulle Jr., born in 1950, is the President of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since March 8, 2002, March 8, 2002 and February 14, 2002, respectively. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

      Robert E. Murray, born in 1961, is the Chief Operating Officer of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since June 27, 2003, June 27, 2003 and June 25, 2003, respectively. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

      Thomas P. Schneider, born in 1961, is an Executive Vice President and the Chief Trader of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since November 30, 1995, September 12, 1994 and July 27, 1994, respectively. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A. Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

      Robert G. Griffith, born in 1953, is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 8, 1996, March 8, 1996 and February 23, 1996, respectively. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consultant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

      Fred J. Levin, born in 1942, is the Chief Economist and a Senior Discretionary Trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 11, 2000, December 8, 1999 and October 29, 1999, respectively. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

      Savvas Savvinidis, C.P.A., born in 1962, is the Chief Financial Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since July 2, 2003, July 2, 2003 and June 5, 2003, respectively. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

      Robert C. Hill, born in 1969, is a discretionary trader of GCM specializing in the energy commodity markets. He has been registered as a Principal, Associated Person and NFA associate member of GCM since August 11, 2003, August 5, 2003 and August 5, 2003, respectively. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

      Steven T. Aibel, born in 1964, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since February 9, 2004, January 13, 2004 and January 13, 2004, respectively. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America

(proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

      Xin-yun Zhang, born in 1960, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 2, 2004, February 18, 2004 and January 27, 2004, respectively. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

      Britton Holland, born in 1975, is a discretionary trader and a Principal of GCM, specializing in the energy commodity markets. Prior to joining GCM in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

      Eric C. Fill, born in 1966, is a discretionary trader and a Principal of GCM, specializing in foreign currency. Prior to joining GCM in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

      Sean D. Duffy, born in 1967, is a discretionary trader and a Principal of GCM, specializing in global macro markets. Prior to joining GCM in January 2005, Mr. Duffy was a Principal of Briggs Capital Management, LLC ("Briggs"), from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own strategy from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the CTA industry developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division of Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

      David L. Ciocca, born in 1969, is a discretionary trader of GCM specializing in equity futures. He has been registered as an Associated Person and NFA associate member of GCM since June 11, 2002 and May 18, 2002, respectively. He became listed as a Principal of GCM as of January 6, 2005. Prior to joining GCM in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance
(1998) from Rochester Institute of Technology, Rochester, NY.

      Sri Viswanath, born in December 1966, is a discretionary trader and a Principal of GCM, specializing in options and equity indices. Prior to joining GCM in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Niederhoffer Investments as an investment manager; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. Prior to that, Mr. Viswanath worked as a portfolio manager at Core Capital Management from September 1997 through November 1998. From March 1996 to October 1997, he was the director of research at Logical Information Machines. Mr. Viswanath attended the University of Texas at Austin from August 1995 through October 1996 to pursue a PhD in Finance. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993.

Investment Program

Global Diversified Program

      The Global Diversified Program ("GDP") utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets.

      GDP's trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Trading

Trading Policies

      GCM trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. GCM engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. GCM also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. GCM at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. GCM has complete flexibility in the instruments and markets in which it may invest.

      In connection with its programs' systematic trading, GCM may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, GCM may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where GCM believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's discretionary actions in these programs will enhance performance.

      At standard leverage, and given competitive market terms by clearing brokers and counterparties for major institutional customers, GCM's investment programs normally require between 10% and 30% of an account's equity to meet initial margin requirements, with initial margin requirements over time expected to average 13% to 20%. At 150% leverage, GCM normally will commit between 20% and 30% of an account's equity to meet initial margin requirements, and initial margin requirements over time with respect to trading at 150% leverage are expected to average 20% and 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by GCM clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

      GCM reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's actions will enhance performance.

Markets Traded

      GCM trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. From time to time, GCM adds to or deletes markets from its trading programs as ongoing research and future market conditions warrant. GCM may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on GCM's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of GCM. Clients will not be informed of these changes as they occur.

      GCM uses both quantitative and qualitative analysis in evaluating its investment programs in terms of both absolute performance and risk-adjusted return. It reviews the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique offers the best risk and volatility characteristics. GCM has also developed extremely sophisticated proprietary software to study optimal portfolio weighting strategies, and the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its investment programs. The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. GCM also devotes considerable attention to risk management at the portfolio level to ensure balance between markets and that the overall leverage used by GCM is consistent with GCM's conservative views on risk.

Performance Record

      Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant ("FCM") (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations;
(8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

      References to total assets managed by GCM in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

      The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.

      GCM advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

Global Diversified Program at 150% Leverage

      GCM will trade this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Global Diversified Program at 150% Leverage for the period from January 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Global Diversified Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
          Inception of client account trading in program: May 1, 1997
                          Number of open accounts: 14
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $468,221,000

          Largest monthly drawdown (of an account): (15.77)% (11/01) Largest peak-to-valley drawdown (of an account): (24.27)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2 Range of returns experienced by profitable accounts: 8.60% to 43.75%
        Number of unprofitable accounts that have opened and closed: 1 Range of returns experienced by unprofitable accounts: (2.60)%

-------------------------------------------------------------------------------
Monthly Rate     2000(%)    2001(%)   2002(%)   2003(%)   2004(%)      2005(%)
of Return
-------------------------------------------------------------------------------
January            2.38%    (1.93)%     2.44%     9.64%     1.88%      (8.56)%
-------------------------------------------------------------------------------
February         (1.83)%      2.91%   (3.32)%     8.10%     9.48%      (1.80)%
-------------------------------------------------------------------------------
March              0.46%     11.12%   (3.84)%   (8.85)%   (0.01)%        1.02%
-------------------------------------------------------------------------------
April            (3.58)%   (11.73)%   (5.27)%   (0.89)%   (9.48)%      (7.97)%
-------------------------------------------------------------------------------
May              (3.81)%      1.42%     5.67%     9.58%   (4.64)%        1.01%
-------------------------------------------------------------------------------
June             (5.36)%      0.03%    11.30%   (5.70)%   (3.69)%        3.57%
-------------------------------------------------------------------------------
July             (1.05)%    (1.60)%    11.25%   (0.38)%   (4.98)%      (2.13)%
-------------------------------------------------------------------------------
August             6.18%      6.87%     6.81%     1.19%     0.69%        3.18%
-------------------------------------------------------------------------------
September        (0.97)%     11.99%     5.67%   (8.35)%     5.72%        2.98%
-------------------------------------------------------------------------------
October            3.22%      9.26%   (6.75)%     8.62%     7.55%
-------------------------------------------------------------------------------
November          14.80%   (13.45)%   (3.55)%     1.19%     6.24%
-------------------------------------------------------------------------------
December          13.77%      0.28%    10.39%     4.87%     5.15%
-------------------------------------------------------------------------------
Compound Rate     24.33%     12.16%    32.25%    17.82%    12.67%      (9.18)%
of Return                                                           (9 months)
-------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              See Notes to Performance Information on page 33-34.


                 [Remainder of page left blank intentionally.]

Global Diversified Program at Standard Leverage

      The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
       Name of program: Global Diversified Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: February 2, 1995
                          Number of open accounts: 12
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $714,026,000
          Largest monthly drawdown (of an account): (10.12)% (11/01) Largest peak-to-valley drawdown (of an account): (16.40)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 0.29% - 59.70%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (2.16)%
               2005 compound rate of return: (5.65)% (9 months)
                      2004 compound rate of return: 8.92%
                     2003 compound rate of return: 10.80%
                     2002 compound rate of return: 18.41%
                      2001 compound rate of return: 7.02%
                     2000 compound rate of return: 15.83%


The Fed Policy Program

      The following summary performance information presents the composite results of The Fed Policy Program for the period from August 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
                    Name of program: The Fed Policy Program
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: August 1, 2000
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $1,293,387,000
           Largest monthly drawdown (of an account): (3.41)% (1/02)
     Largest peak-to-valley drawdown (of an account): (3.89)% (7/03-8/03)
         Number of profitable accounts that have opened and closed: 10
      Range of returns experienced by profitable accounts: 6.89% - 43.48%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: 10.65% (9 months)
                      2004 compound rate of return: 7.71%
                      2003 compound rate of return: 3.40%
                     2002 compound rate of return: 17.90%
                     2001 compound rate of return: 16.88%
                2000 compound rate of return: 2.51% (5 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
  THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON
                                  THIS PAGE.

K4 Program at Standard Leverage

      The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K4 Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 4, 1999
                          Number of open accounts: 5
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $300,987,000
           Largest monthly drawdown (of an account): (9.07)% (09/03) Largest peak-to-valley drawdown (of an account): (16.76)% (01/05-04/05)
         Number of profitable accounts that have opened and closed: 5
       Range of returns experienced by profitable accounts: 11.39-83.46%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (10.89)% (9 months)
                      2004 compound rate of return: 0.46%
                     2003 compound rate of return: 17.05%
                     2002 compound rate of return: 29.83%
                     2001 compound rate of return: 29.56%
                     2000 compound rate of return: 16.39%

K4 Program at 150% Leverage

      The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: K4 Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995 Inception of client account trading in program: June 1, 1999
                          Number of open accounts: 8
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $923,622,000
           Largest monthly drawdown (of an account): (13.62)% (9/03)
    Largest peak-to-valley drawdown (of an account): (24.37)% (01/05-04/05)
         Number of profitable accounts that have opened and closed: 5
     Range of returns experienced by profitable accounts: 2.95% to 31.24%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (1.66)% to (13.02)%
               2005 compound rate of return: (14.81)% (9 months)
                      2004 compound rate of return: 0.53%
                     2003 compound rate of return: 24.13%
                     2002 compound rate of return: 48.10%
                     2001 compound rate of return: 43.14%
                    2000 compound rate of return: (10.05)%


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

Graham Selective Trading Program at Standard Leverage

      The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2000 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 7, 1998
                          Number of open accounts: 6
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $283,038,000
          Largest monthly drawdown (of an account): (15.60)% (11/01)
    Largest peak-to-valley drawdown (of an account): (23.64)% (3/04 - 8/04)
         Number of profitable accounts that have opened and closed: 2
     Range of returns experienced by profitable accounts: 6.29% - 131.44%
        Number of unprofitable accounts that have opened and closed: 6
  Range of returns experienced by unprofitable accounts: (10.91)% to (23.61)%
               2005 compound rate of return: (10.78)% (9 months)
                     2004 compound rate of return: (6.73)%
                     2003 compound rate of return: 21.82%
                     2002 compound rate of return: 30.11%
                      2001 compound rate of return: 0.55%
                      2000 compound rate of return: 7.07%

Graham Selective Trading Program at 150% Leverage

      The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
      Name of program: Graham Selective Trading Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 2, 2004
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $41,433,000
          Largest monthly drawdown (of an account): (13.93)% (04/04) Largest peak-to-valley drawdown (of an account): (33.37)% (03/04-08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (15.44)% (9 months)
                    2004 compound rate of return: (11.09)%
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

K5 Program at Standard Leverage

      The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K5 Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: October 28, 2002
                          Number of open accounts: 3
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $259,879,000
           Largest monthly drawdown (of an account): (9.14)% (4/04) Largest peak-to-valley drawdown (of an account): (18.25)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 2
    Range of returns experienced by unprofitable accounts: (7.50)%-(8.35)%
               2005 compound rate of return: (7.47)% (9 months)
                     2004 compound rate of return: (3.67)%
               2003 compound rate of return: (2.13)% (7 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A

Multi-Trend Program

      The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
                     Name of program: Multi-Trend Program
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: September 2, 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,253,444,000 Aggregate assets in program including "notional" equity: $178,684,000
           Largest monthly drawdown (of an account): (8.05)% (4/04)
   Largest peak-to-valley drawdown (of an account): (18.41)% (03/04 - 08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (8.97)% (9 months)
                     2004 compound rate of return: (3.14)%
                2003 compound rate of return: 3.83% (4 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

The New Frontier Program

      The following summary performance information presents the composite results of The New Frontier Program for the period from December 2003 through September 2005.

                 Name of CTA: Graham Capital Management, L.P.
                   Name of program: The New Frontier Program
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: December 1, 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,253,444,000
      Aggregate assets in program including "notional" equity: $1,311,000
           Largest monthly drawdown (of an account): (4.52)% (4/04)
   Largest peak-to-valley drawdown (of an account): (7.20)% (03/04 - 07/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (2.22)% (9 months)
                      2004 compound rate of return: 3.56%
                 2003 compound rate of return: 2.71% (1 month)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A


Non-Trend Based Program at Standard Leverage

      The following summary performance information presents the composite results of the Non-Trend Based Program at Standard Leverage for the period from January 2000 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Non-Trend Based Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 4, 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,253,444,000
          Aggregate assets in program including "notional" equity: $0 Largest monthly drawdown (of an account): (3.11)% (07/00 and 03/01)
     Largest peak-to-valley drawdown (of an account): (9.52)% (1/01-6/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 2.18%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (9.54)% (6 months)
                     2000 compound rate of return: 11.86%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

Non-Trend Based Program at 150% Leverage

      The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 2000 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
           Name of program: Non-Trend Based Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
         Inception of client account trading in program: June 1, 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,253,444,000
          Aggregate assets in program including "notional" equity: $0
           Largest monthly drawdown (of an account): (4.31)% (07/00)
    Largest peak-to-valley drawdown (of an account): (12.95)% (01/01-06/01)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.89% to 5.14%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (9.19)% to (14.08)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (12.95)% (6 months)
                     2000 compound rate of return: 21.01%

Global FX Program

      The following summary performance information presents the composite results of the Global FX Program for the period from January 2000 through December 2001.

                 Name of CTA: Graham Capital Management, L.P.
                      Name of program: Global FX Program
         Inception of client account trading by CTA: February 2, 1995
         Inception of client account trading in program: May 21, 1997
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,253,444,000
          Aggregate assets in program including "notional" equity: $0
           Largest monthly drawdown (of an account): (5.84)% (07/01)
    Largest peak-to-valley drawdown (of an account): (13.62)% (01/01-10/01)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 4
  Range of returns experienced by unprofitable accounts: (0.67)% to (14.62)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                     2001 compound rate of return: (8.47)%
                      2000 compound rate of return: 3.62%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS ON
                                  THIS PAGE.

3. The following revises and replaces as applicable, the information relating to the Background and Management of Bridgewater Associates, Inc. set forth on pages 49, 50 and updates the information relating to the performance of various trading programs set forth on pages 51 through 61.

      (a) The biography of Thomas Britt Harris is deleted from page 49 of the Prospectus; and

      (b) The biography of Giselle F. Wagner set forth on page 50 is amended and replaced with the following:

      "Giselle F. Wagner, born 1955. Ms. Wagner received her B.A. in Economics from Smith College in 1976, her M.B.A. in Finance from Columbia University in 1978, and her CFA in 1992. From 1978 to 1984, she worked for Chemical Bank (now JP Morgan Chase Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley as a fixed income salesperson. In 1988, Ms. Wagner joined Bridgewater and is a Managing Director. Ms. Wagner has been a principal, associated person and NFA associate member of the firm since July 9, 1997, July 1, 1997 and July 1, 1997, respectively."

      (c) The following biographies shall be inserted immediately after the biography of Thomas M. Sinchak.

      "Gregory S. Jensen, born 1974. Mr. Jensen received a B.A. in Math and Economics from Dartmouth College in 1996. In 1996, Mr. Jensen joined Bridgewater. At Bridgewater he is integrally involved in the development of Bridgewater's investment and execution processes and is responsible for designing investment strategies. Mr. Jensen serves on Bridgewater's management committee with particular oversight of the research and trading departments. Mr. Jensen is a Co-Chief Investment Officer and Principal of the firm.

      Hope B. Woodhouse, born 1956. Ms. Woodhouse received her B.A. in Economics from Georgetown University in 1978 and her M.B.A. from Harvard Business School in 1983. From 1983 to 1998, she worked for Salomon Brothers, Inc. (now Citigroup Global Markets Inc.) as Managing Director. From 1998 to 2000, she worked for Tiger Management L.L.C. as Treasurer. From 2000 to 2003, she worked for Soros Funds Management LLC as the Chief Operating Officer. From 2003 to 2005, she worked for Auspex Group LP, as President and Chief Operating Officer. In 2005, Ms. Woodhouse joined Bridgewater and is the Chief Operating Officer. Ms. Woodhouse is a Principal of the firm."

Aggressive Pure Alpha Futures Only-A, No Benchmark

      Bridgewater will trade this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Aggressive Pure Alpha Futures Only-A, No Benchmark for the period from January 2000 through September 2005.

                   Name of CTA: Bridgewater Associates, Inc.
      Name of program: Aggressive Pure Alpha Futures Only-A, No Benchmark
             Inception of client account trading by CTA: June 1985
          Inception of client account trading in program: August 1998
                          Number of open accounts: 2
     Aggregate assets overall excluding "notional" equity: $56,500,000,000 Aggregate assets overall including "notional" equity: $75,900,000,000 Aggregate assets in program excluding "notional" equity: $22,000,000 Aggregate assets in program including "notional" equity: $23,000,000
           Largest monthly drawdown (of an account): (8.60)% (8/00) Largest peak-to-valley drawdown (of an account): (28.35)% (6/00-5/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 94.40%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A

-------------------------------------------------------------------------------
Monthly Rate     2000(%)   2001(%)    2002(%)   2003(%)   2004(%)      2005(%)
of Return
-------------------------------------------------------------------------------
January           (1.30)    (2.47)     (6.97)      5.05    (1.33)        2.12%
-------------------------------------------------------------------------------
February            4.30    (3.43)       2.28      2.21    (3.06)        3.33%
-------------------------------------------------------------------------------
March             (4.71)    (5.47)       5.57    (1.22)      4.11      (1.19)%
-------------------------------------------------------------------------------
April             (1.44)      3.98       2.99      2.75    (3.01)        0.54%
-------------------------------------------------------------------------------
May                10.06    (7.44)       7.12      5.80      1.66      (3.92)%
-------------------------------------------------------------------------------
June              (1.87)      4.42       8.70      0.81      0.73        1.19%
-------------------------------------------------------------------------------
July              (1.78)      2.26     (6.05)    (1.24)    (1.40)      (2.38)%
-------------------------------------------------------------------------------
August            (8.27)      4.32       3.75      3.35      1.25      (2.30)%
-------------------------------------------------------------------------------
September         (6.00)    (2.40)     (5.95)      3.49      0.86        3.66%
-------------------------------------------------------------------------------
October           (7.95)      9.07       6.38      4.79      3.13
-------------------------------------------------------------------------------
November            3.88    (0.57)       1.01      1.39      6.17
-------------------------------------------------------------------------------
December            5.17    (2.76)       0.91      1.31    (2.44)
-------------------------------------------------------------------------------
Compound Rate    (11.08)    (1.76)      19.76     32.17      6.37        0.76%
of Return                                                           (9 months)
-------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              See Notes to Performance Information on page 33-34.

                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
Pure Alpha                     Jun-85    Dec-91         1  50,600,000  66,600,000  4,398,000  4,398,000  (6.05) 10/00

-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Accounts,           Jun-85    May-05         1  50,600,000  66,600,000    308,000    308,000   (1.21) 5/05
Aggressive
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Accounts, AUD       Jun-85    May-05         1  50,600,000  66,600,000     27,000     27,000   (0.79) 5/05
Based
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained       Jun-85    Apr-04         2  50,600,000  66,600,000    143,000    143,000   (4.62) 4/04
with No Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained       Jun-85    Feb-03         7  50,600,000  66,600,000    371,000    396,000   (3.02) 4/04
with US Cash Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained       Jun-85    Nov-03         1  50,600,000  66,600,000     55,000     55,000  (3.20) 11/03
with GBP Cash Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained       Jun-85    Oct-04         1  50,600,000  66,600,000     96,000    321,000   (0.76) 5/05
with US Cash Benchmark,
Conservative
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha-A        Jun-85    Dec-99         1  50,600,000  66,600,000     96,000    167,000  (7.11) 10/00

-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha-B        Jun-85    Jul-97         0  50,600,000  66,600,000          0          0 (11.39) 10/00

-----------------------------------------------------------------------------------------------------------------------
Constrained Pure Alpha         Jun-85    Aug-00         0  50,600,000  66,600,000          0          0  (4.74) 10/00

-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-A      Jun-85    Jan-98         0  50,600,000  66,600,000          0          0  (7.96) 10/00

-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-B      Jun-85    May-99         0  50,600,000  66,600,000          0          0   (5.40) 8/00

-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-C      Jun-85    Jan-99        13  50,600,000  66,600,000    208,000    491,000        (5.39)


-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Prime Broker       Jun-85    Apr-05         5  50,600,000  66,600,000    497,000    574,000   (1.43) 5/05

-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only -      Jun-85    Jun-04         1  50,600,000  66,600,000      5,000     19,000   (2.92) 5/05
No Short Rates
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only- D     Jun-85    Oct-03         6  50,600,000  66,600,000     21,000    155,000  (2.09) 5//05

-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha          Jun-85    Aug-98         3  50,600,000  66,600,000     24,000     27,000    (8.6) 8/00
Futures Only-A, No Benchmark
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha          Jun-85    Sep-99         1  50,600,000  66,600,000    141,000    141,000   (6.82) 8/00
Futures Only-B, No Benchmark
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha          Jun-85    Dec-99         0  50,600,000  66,600,000          0          0   (9.49) 8/00
Futures Only-C, No
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha          Jun-85    Jun-00         0  50,600,000  66,600,000          0          0   (8.93) 8/00
Futures Only-D, No
Benchmark
-----------------------------------------------------------------------------------------------------------------------




                                                    Closed Accounts**
                                                    -----------------

                                  Largest Peak
                                      to-Valley     Prof.   Unprof.                                                June
          Program                     Draw Down     Range      Range    2000     2001    2002    2003   2004       2005
-----------------------------------------------------------------------------------------------------------------------
                                    %                                     %        %       %       %      %       %
Pure Alpha                   (13.88) 7/00-10/00         0         0     0.04     5.79   14.26   22.03   0.04       3.68
                                                                                                                (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Accounts,                (1.21) 5/05         0         0        -        -       -       -      -       0.00
Aggressive                                                                                                      (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Accounts, AUD            (0.79) 5/05         0         0        -        -       -       -      -       0.12
Based                                                                                                           (2 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained            (4.62) 4/04         0         0        -        -       -       -  13.81       5.14
with No Benchmark                                                                                    (9 mos)    (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained            (3.02) 4/04         0         0        -        -       -   19.21  14.44       4.23
with US Cash Benchmark                                                                       (11 mos)           (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained           (3.20) 11/03         0         0        -        -       -  (0.74)  18.11       5.30
with GBP Cash Benchmark                                                                       (2 mos)           (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Unconstrained            (0.76) 5/05         0         0        -        -       -       -   4.90       2.29
with US Cash Benchmark,                                                                                         (6 mos)
Conservative
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha-A       (19.28) 7/00-5/01         0         0   (4.47)     5.55    20.2    31.3  17.46       4.47
                                                                                                                (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha-B        (29.86)7/00-5/01         0         0  (11.64)   (2.42)       -       -      -          -
                                                                              (8 mos)
-----------------------------------------------------------------------------------------------------------------------
Constrained Pure Alpha        (7.70) 8/00-10/00         0        1,     2.61   (4.69)       -       -       -         -
                                                            (2.20)%  (5 mos)  (4 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-A     (24.23) 6/00-6/01         0        1,    (9.8)   (3.72)    13.3       -       -         -
                                                           (12.12)%                   (8 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-B    (14.15) 6/00-11/00         0         0   (6.96)   (4.00)       -       -       -         -
                                                                               (2 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-C     (16.46) 6/00-5/01        8,        4,   (3.40)     0.50   17.19   26.15   6.89       2.43
                                                    2.99%-  (0.59)%-                                            (6 mos)
                                                   53.00%   (14.24)%
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Prime Broker            (1.43) 5/05         0         0        -        -       -       -      -       0.75
                                                                                                                (3 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only -           (2.92) 5/05         0         0        -        -       -       -   6.12       2.19
No Short Rates                                                                                       (7 mos)    (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only- D    (2.25), 3/05-5/05         0         0        -        -       -    3.19   6.05       2.71
                                                                                              (3 mos)           (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha           (28.35)%, 06/00         0         0  (11.08)   (1.76)   19.76   32.17   6.37       1.91
Futures Only-A, No Benchmark              -5/01                                                                 (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha         (19.47) 6/00-5/01        0          0   (3.71)     2.67   19.85   29.28  11.20       4.49
Futures Only-B, No Benchmark                                                                                    (6 mos)
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha         (28.49) 6/00-3/01         0        2,  (14.01)  (10.92)       -       -      -          -
Futures Only-C, No                                         (24.25)%-          (4 mos)
Benchmark                                                  (25.00)%
-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha         (24.80) 6/00-10/00         0        2,  (17.36)  (6.84)       -       -      -          -
Futures Only-D, No                                         (21.53)%   (7 mos)  (2 mos)
Benchmark                                                  (22.70)%
-----------------------------------------------------------------------------------------------------------------------



                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha          Jun-85    Apr-01         1  50,600,000  66,600,000     36,000     37,000   (7.07) 1/02
Futures Only-E, No
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha at 24% Tracking     Jun-85    Feb-04         2  50,600,000  66,600,000     41,000     41,000   (6.75) 4/04
Error
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-A      Jun-85    Jan-89         1  50,600,000  66,600,000     20,000     60,000   (1.69) 1/02
Conservative
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only, No    Jun-85    Jan-89         0  50,600,000  66,600,000          0          0   (4.18) 5/01
Emerging Market Debt, No
Benchmark, Constrained
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only        Jun-85    Jun-04         1  50,600,000  66,600,000      9,000  5,090,000   (0.31) 5/05
with Limited Security List
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Bond and            Jun-85    Jul-97         0  50,600,000  66,600,000          0          0  (0.89) 10/00
Currency Only
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Long Emerging       Jun-85    Feb-00         4  50,600,000  66,600,000    660,000    921,000  (5.32) 10/00
Market Debt Only, No
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Mar-03         0  50,600,000  66,600,000          0          0   (8.62) 4/04
Market Debt, No Benchmark,
Cash Instruments and
Derivatives
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha Long Emerging       Jun-85    Jun-04         1  50,600,000  66,600,000     73,000     73,000   (1.24) 5/05
Market Debt Only, No
Benchmark, Futures Only FX
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Jul-01         0  50,600,000  66,600,000          0          0   (4.74) 7/03
Market Debt Only, with
Lehman G-4 ex-collateral
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman         Jun-85    Mar-03         1  50,600,000  66,600,000    190,000    190,000   (6.00) 4/04
Aggregate Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Nov-99         1  50,600,000  66,600,000    121,000    121,000  (5.77) 10/00
Market Debt Only with a
Canadian Bond Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Feb-00         0  50,600,000  66,600,000          0          0 (11.49) 11/01
Market Debt Only, with a
Passive U.S. Bond Benchmark
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    May-00         0  50,600,000  66,600,000          0          0       (11.47)
Market Debt Only, with                                                                                        12//01
Customized UK Bond Benchmark
-----------------------------------------------------------------------------------------------------------------------
Discrete Long Duration         Jun-85    Sep-03         1  50,600,000  66,600,000     13,000     13,000 (13.29) 04/04
Global Bond with BPATC
Investments
-----------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Mar-94         1  50,600,000  66,600,000    569,000    569,000  (10.40) 9/02
Market Debt Only,
Institutional Account with
Global Bond and Equity
Benchmark, Aggressive
------------------------------------------------------------------------------------------------------------------------





                                                    Closed Accounts**
                                                    -----------------

                                  Largest Peak
                                      to-Valley     Prof.   Unprof.                                                  June
          Program                     Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
-------------------------------------------------------------------------------------------------------------------------
                                    %                                     %        %       %       %      %          %
-------------------------------------------------------------------------------------------------------------------------
Aggressive Pure Alpha        (10.39) 11/01-1/02        2,         0        -    11.77   20.33   32.07     3.42       0.96
Futures Only-E, No                                60.40%-                     (9 mos)                             (6 mos)
Benchmark                                          60.60%
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha at 24% Tracking          (6.75) 4/04        0          0        -        -       -       -    28.85       7.19
Error                                                                                                 (11 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only-A      (6.09) 6/00-5/01         0         0     4.57     2.53    4.64    7.33     2.95       0.98
Conservative                                                                                                      (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only, No   (10.46) 6/00-5/01         0         0     0.84     7.61    9.86   10.93     2.97       3.75
Emerging Market Debt, No                                                                                          (4 mos)
Benchmark, Constrained
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Futures Only        (0.40) 4/05-5/05         0         0        -        -       -      -      0.74       0.26
with Limited Security List                                                                             (7 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Bond and           (2.42) 8/00-10/00         0         0     4.57   (1.43)       -       -        -          -
Currency Only                                                                 (4 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Long Emerging     (13.33) 7/00-10/00         0         0   (0.93)     7.00   18.61   27.39    13.90       3.88
Market Debt Only, No                                                (11 mos)                                      (6 mos)
Benchmark
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging             (8.62) 4/04        1,         0        -        -       -   48.85     5.31       1.58
Market Debt, No Benchmark,                         59.20%                                    (10 mos)             (4 mos)
Cash Instruments and
Derivatives
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha Long Emerging            (1.24) 5/05         0         0        -        -       -       -    13.54       4.78
Market Debt Only, No                                                                                   (7 mos)    (6 mos)
Benchmark, Futures Only FX
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging     (8.01) 11/01-1/02        1,         0        -    10.90   27.89   13.40        -          -
Market Debt Only, with                             60.85%                     (6 mos)         (9 mos)
Lehman G-4 ex-collateral
Benchmark
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman              (6.00) 4/04         0         0        -        -       -   23.43    18.01       5.29
Aggregate Benchmark                                                                          (10 mos)             (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging    (14.25) 7/00-10/00         0         0     0.57     8.16   24.58   28.66    20.80       5.39
Market Debt Only with a                                                                                           (6 mos)
Canadian Bond Benchmark
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging    (18.77) 11/01-3/02        1,         0    31.28      2.8   12.60       -        -          -
Market Debt Only, with a                           51.97%           (11 mos)          (5 mos)
Passive U.S. Bond Benchmark
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging     (19.91) 7/00-5/01        1,         0     0.91   (7.58)   53.56    6.89        -          -
Market Debt Only, with                             50.10%            (8 mos)                 (10 mos)
Customized UK Bond Benchmark
-------------------------------------------------------------------------------------------------------------------------
Discrete Long Duration        (13.29) 4/04-5/04        0          0        -        -       -   15.44    30.50      17.95
Global Bond with BPATC                                                                           1.67    10.84    (6 mos)
Investments                                                                                   (4 mos)
-------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging        (37.38) 7/00-9/02     0          0  (18.26)  (14.00)    9.85   64.66    17.33       5.04
Market Debt Only,                                                                                                 (6 mos)
Institutional Account with
Global Bond and Equity
Benchmark, Aggressive
----------------------------------------------------------------------------------------------------------------------------



                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
------------------------------------------------------------------------------------------------------------------------
                                                                                                            %
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Apr-01         1  50,600,000  66,600,000    143,000    143,000   (3.72) 5/01
Market Debt Only with No
Benchmark-A, Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Apr-01         3  50,600,000  66,600,000    722,000    722,000   (1.46) 1/02
Market Debt Only with No
Benchmark-B, Very
Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging      Jun-85    Feb-01         1  50,600,000  66,600,000    395,000    395,000   (3.41) 4/04
Market Debt Only with
Lehman Aggregate Benchmark,
Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Jan-03         0  50,600,000  66,600,000          0          0   (0.47) 2/04
Market Debt, Equity and
Commodity Restricted
------------------------------------------------------------------------------------------------------------------------
Pure Alpha over Short          Jun-85    Oct-03         1  50,600,000  66,600,000    479,000    479,000   (3.30) 4/04
Duration TIPS
------------------------------------------------------------------------------------------------------------------------
Pure Alpha Over GSCI           Jun-85    Apr-04         1  50,600,000  66,600,000    537,000    537,000 (10.62) 12/04

------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Oct-03         1  50,600,000  66,600,000    106,000  1,001,000   (0.41) 5/05
Market Debt with LIBOR
Benchmark Conservative
------------------------------------------------------------------------------------------------------------------------
GTAA, No Emerging Market       Jun-85    Jul-03         1  50,600,000  66,600,000    156,000  1,818,000   (0.68) 4/04
Debt Commodity Restricted
------------------------------------------------------------------------------------------------------------------------
Passive Cash Benchmark with    Jun-85    Sep-03         1  50,600,000  66,600,000      9,000      9,000   (6.70) 4/04
BPATC Investment
------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman         Jun-85    Aug-02         1  50,600,000  66,600,000    264,000    264,000   (3.59) 7/03
Aggregate Benchmark, Very
Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman         Jun-85    Jun-05         1  50,600,000  66,600,000     72,000     72,000          None
Aggregate Benchmark,
Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Limited Long       Jun-85    Dec-02         1  50,600,000  66,600,000     35,000    215,000   (1.03) 5/05
and Short Emerging Market
Debt, Equity and Commodity
Constrained
------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Global IL      Jun-85    Apr-04         1  50,600,000  66,600,000    528,000    528,000   (1.66) 4/04
Benchmark
------------------------------------------------------------------------------------------------------------------------
Conservative Pure Alpha        Jun-85    Feb-05         1  50,600,000  66,600,000     31,000    108,000   (5.07) 4/05
over Commodity Benchmark
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (5.18) 1/02
Market Debt, No Benchmark
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Dec-01         1  50,600,000  66,600,000    285,000    285,000  (11.58) 9/02
Market Debt, Customized
Equity Benchmark
------------------------------------------------------------------------------------------------------------------------
Pure Alpha Conservative        Jun-85    Aug-04         2  50,600,000  66,600,000  1,409,000  1,409,000   (1.99) 3/05
with Equity Benchmark
------------------------------------------------------------------------------------------------------------------------


                                     Largest Peak
                                         to-Valley     Prof.   Unprof.                                                  June
          Program                        Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
----------------------------------------------------------------------------------------------------------------------------
                                       %                                     %        %       %       %      %          %
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging              (3.72) 5/01         0         0        -     8.09   11.12   15.50     8.78       2.82
Market Debt Only with No                                                         (9 mos)                             (6 mos)
Benchmark-A, Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging        (1.69) 12/01-1/02         0         0        -     6.31    7.55    8.93     6.19       2.47
Market Debt Only with No                                                         (9 mos)                             (6 mos)
Benchmark-B, Very
Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Long Emerging              (3.41) 4/04         0         0        -     7.51   17.92   15.15    8.75        3.89
Market Debt Only with                                                           (11 mos)                             (6 mos)
Lehman Aggregate Benchmark,
Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging           (0.54) 1/04-2/04        1,         0        -        -       -    7.84     1.21          -
Market Debt, Equity and                                9.10%                                              (4 mos)
Commodity Restricted
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha over Short                  (3.30) 4/04         0         0        -        -       -    1.44     9.58       1.83
Duration TIPS                                                                                    (3 mos)             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha Over GSCI           (13.04) 11/04-12/04         0         0        -        -       -       -    10.65      19.05
                                                                                                         (10 mos)    (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging           (0.48) 3/05-5/05         0         0        -        -       -    1.01     2.07       0.77
Market Debt with LIBOR                                                                           (3 mos)             (6 mos)
Benchmark Conservative
----------------------------------------------------------------------------------------------------------------------------
GTAA, No Emerging Market          (0.86) 3/05-6/05         0         0        -        -       -    3.12     1.55       0.26
Debt Commodity Restricted                                                                        (6 mos)             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Passive Cash Benchmark with      (6.96), 4/04-5/04         0         0        -        -       -   1.67%    10.84       7.94
BPATC Investment                                                                                 (4 mos)             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman            (3.71) 6/03-7/03         0         0        -        -    8.85    7.61     4.86       3.07
Aggregate Benchmark, Very                                                                (5 mos)                     (6 mos)
Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Lehman                        None         0         0        -        -       -       -        -       0.72
Aggregate Benchmark,                                                                                                  (1 mo)
Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Limited Long         (1.70), 3/05-6/05         0         0        -        -    0.95    7.36     4.62     (1.28)
and Short Emerging Market                                                                 (1 mo)                     (6 mos)
Debt, Equity and Commodity
Constrained
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Global IL              (1.66) 4/04         0         0        -        -       -       -     9.02       4.83
Benchmark                                                                                                 (9 mos)    (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Conservative Pure Alpha           (6.53) 4/05-5/05         0         0        -        -       -       -        -       2.07
over Commodity Benchmark                                                                                             (5 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging          (7.73) 11/01-1/02        1,         0        -     6.90   (4.7)       -        -          -
Market Debt, No Benchmark                              1.88%                     (9 mos)(2 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging          (27.61) 4/02-9/02        0          0        -     2.05 (19.86)   21.55    14.39     (0.68)
Market Debt, Customized                                                           (1 mo)                             (6 mos)
Equity Benchmark
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha Conservative           (3.78) 3/05-4/05         0         0        -        -       -       -    14.15       0.30
with Equity Benchmark                                                                                     (5 mos)    (6 mos)
----------------------------------------------------------------------------------------------------------------------------


                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
------------------------------------------------------------------------------------------------------------------------
                                                                                                            %
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging        Jun-85    Dec-03         1  50,600,000  66,600,000  1,191,000  1,191,000   (3.16) 4/04
Market Debt, No Commodity,
with Custom Global Equity
and Domestic Core Bond
Benchmark, Conservative
------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Custom         Jun-85    Jun-04         1  50,600,000  66,600,000    151,000    151,000   (1.79) 7/04
Global Equity and Global
Bond Benchmark
------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Very               Jun-85    May-05         2  50,600,000  66,600,000    129,000    129,000          None
Conservative, AUD Based
with Leverage Neutralizing
------------------------------------------------------------------------------------------------------------------------
GTAA with TIPS                 Jun-85    Apr-04         2  50,600,000  66,600,000    121,000  5,002,000        (0.17)

------------------------------------------------------------------------------------------------------------------------
GTAA Mixed Asset Class         Jun-85    May-05         1  50,600,000  66,600,000    214,000    214,000          None
Benchmark
------------------------------------------------------------------------------------------------------------------------
Pure Alpha Overlay with        Jun-85    Feb-02         0  50,600,000  66,600,000          0          0  (1.25) 10/02
Inflation Linked Bond
Benchmark
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-A     Jun-85    Feb-90         3  50,600,000  66,600,000     87,000     87,000   (4.51) 4/04
(Unhedged)

------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-      Jun-85    Mar-05         1  50,600,000  66,600,000    168,000    168,000   (0.34) 3/05
(SWGBI Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-B,    Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (3.05) 7/03
No Emerging Market Debt
(Unhedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Mar-93         0  50,600,000  66,600,000          0          0   (2.90) 7/03
(Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Aug-03         1  50,600,000  66,600,000    169,000    169,000   (1.64) 4/04
over an IL Gilt Benchmark
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    May-00         1  50,600,000  66,600,000    106,000    106,000   (4.59) 4/04
(25% Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Apr-03         1  50,600,000  66,600,000    129,000    129,000   (4.54) 7/03
with US Gov/Credit Benchmark
------------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging       Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (1.48) 4/01
Market Debt, No FX (Non US
Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Jul-94         2  50,600,000  66,600,000    375,000    375,000   (1.52) 8/00
(Non-U.S. Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency,      Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (1.33) 7/03
No SR (Non-U.S. Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Aug-99         2  50,600,000  66,600,000    861,000    861,000   (5.09) 3/01
(Non-U.S. Unhedged)
------------------------------------------------------------------------------------------------------------------------




                                                       Closed Accounts**
                                                       -----------------

                                     Largest Peak
                                         to-Valley     Prof.   Unprof.                                                  June
          Program                        Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
----------------------------------------------------------------------------------------------------------------------------
                                       %                                     %        %       %       %      %         %
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, No Emerging           (3.43) 4/04-7/04         0         0        -        -       -    2.01    11.84       0.74
Market Debt, No Commodity,                                                                        (1 mo)             (6 mos)
with Custom Global Equity
and Domestic Core Bond
Benchmark, Conservative
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha with Custom                 (1.79) 7/04         0         0        -        -       -       -    21.04       3.87
Global Equity and Global                                                                                  (7 mos)    (6 mos)
Bond Benchmark
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha, Very                              None         0         0        -        -       -       -        -       4.16
Conservative, AUD Based                                                                                              (2 mos)
with Leverage Neutralizing
----------------------------------------------------------------------------------------------------------------------------
GTAA with TIPS                         (0.17) 4/04         0         0        -        -       -       -     0.25       0.10
                                                                                                          (9 mos)    (6 mos)
----------------------------------------------------------------------------------------------------------------------------
GTAA Mixed Asset Class                        None         0         0        -        -       -       -        -       1.68
Benchmark                                                                                                            (2 mos)
----------------------------------------------------------------------------------------------------------------------------
Pure Alpha Overlay with               (1.25) 10/02        1,         0        -        -   21.13       -        -          -
Inflation Linked Bond                                 21.13%                             (9 mos)
Benchmark
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-A       (5.07) 7/00-10/00        5,         0     2.95   (0.22)   24.82   21.30    11.65     (3.06)
(Unhedged)                                            2.49%-                                                         (6 mos)
                                                      71.75%
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-              (0.34) 3/05         0         0        -        -       -       -        -       2.74
(SWGBI Hedged)                                                                                                       (4 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency-B,       (3.40) 6/03-7/03        1,         0        -     3.07   14.92   10.35        -          -
No Emerging Market Debt                               30.71%                      (9 mos)       (11 mos)
(Unhedged)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency         (3.95) 8/00-10/00         0        1,     6.33     3.38   19.00    7.57        -          -
(Hedged)                                                       (0.89%)                           (9 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency               (1.64) 4/04         0         0        -        -       -    6.53    10.33       6.06
over an IL Gilt Benchmark                                                                        (5 mos)             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency         (6.13) 7/00-10/00         0         0     4.58      0.7   23.91   20.12    12.05     (2.58)
(25% Hedged)                                                            (8 mos)                                      (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency          (4.63) 6/03-7/03         0         0        -        -       -    8.36     6.61       3.81
with US Gov/Credit Benchmark                                                                     (9 mos)             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging         (2.99) 11/01-3/02         1         0        -     2.73    5.45       -        -          -
Market Debt, No FX (Non US                             8.33%                     (9 mos) (8 mos)
Hedged)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency         (3.42) 8/00-10/00         1         0     7.03     6.39   12.91    9.80     6.90       4.81
(Non-U.S. Hedged)                                      5.45%                                                         (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency,         (1.99) 6/03-8/03         1         0        -     2.48   11.36    5.63        -          -
No SR (Non-U.S. Hedged)                               20.57%                     (9 mos)         (9 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       (8.98) 7/00-10/00         0         2   (2.52)   (1.21)   29.57   27.03    14.15     (4.80)
(Non-U.S. Unhedged)                                         (0.70)%-                                               (6 mos)
                                                            (1.88)%
--------------------------------------------------------------------------------------------------------------------------



                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
------------------------------------------------------------------------------------------------------------------------
                                                                                                            %
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency,      Jun-85    Apr-01         1  50,600,000  66,600,000  1,272,000  1,272,000   (4.68) 4/04
Leveraged Constrained, No
Emerging Market Debt
(Non-U.S. Unhedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Apr-99         0  50,600,000  66,600,000          0          0   (2.54) 4/00
(Non-U.S. 50% Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Aug-92         1  50,600,000  66,600,000    244,000    244,000   (4.29) 7/03
(Excluding Japanese Yen,
Unhedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Apr-00         0  50,600,000  66,600,000          0          0  (1.60) 12/01
(Excluding Japanese Yen and
U.S. Dollar, Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    May-98         0  50,600,000  66,600,000          0          0   (0.24) 1/00
(Hedged to Australian
Dollar)
------------------------------------------------------------------------------------------------------------------------
Global Bond, IG Emerging       Jun-85    Sep-02         0  50,600,000  66,600,000          0          0   (2.90) 5/05
Market Debt with Lehman
Aggregate Benchmark,
Aggressive
------------------------------------------------------------------------------------------------------------------------
Global Bond, IG Emerging       Jun-85    Jul-04         1  50,600,000  66,600,000    330,000    330,000   (0.20) 2/05
Market Debt with Lehman
Global Aggressive
Benchmark, ex US
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Mar-97         1  50,600,000  66,600,000     49,000     49,000   (1.97) 1/02
(50% Hedged to Canadian
Dollar)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Jan-99         4  50,600,000  66,600,000  1,614,000  1,614,000   (3.68) 7/03
(U.S. Lehman Aggregate
Benchmark)
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Jun-02         2  50,600,000  66,600,000    381,000    381,000   (1.94) 7/03
(Euro Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond - Lehman           Jun-85    Nov-03         1  50,600,000  66,600,000  1,139,000  1,139,000   (2.69) 4/04
Universal
------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Oct-92         0  50,600,000  66,600,000          0          0   (2.42) 3/01
(Long Duration 50% Hedged)
------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts -         Jun-85    Mar-96         2  50,600,000  66,600,000    240,000    240,000   (3.43) 7/03
Diversified
------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts,          Jun-85    Apr-04         1  50,600,000  66,600,000     67,000     67,000   (0.48) 2/05
Conservative, Ex-Japan
Benchmark, Hedged to EUR
------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts,          Jun-85    Apr-04         1  50,600,000  66,600,000    171,000    171,000   (0.31) 2/05
Conservative, Ex-Japan
Benchmark, Hedged to GBP
------------------------------------------------------------------------------------------------------------------------
Discrete Long Duration         Jun-85    Jan-03         1  50,600,000  66,600,000    518,000    518,000  (21.62) 7/03
Global Bond Account
------------------------------------------------------------------------------------------------------------------------
Long Duration Global Bond      Jun-85    Aug-95         0  50,600,000  66,600,000          0          0          none

-----------------------------------------------------------------------------------------------------------------------




                                                     Closed Accounts**
                                                     -----------------

                                   Largest Peak
                                       to-Valley     Prof.   Unprof.                                                  June
          Program                      Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
--------------------------------------------------------------------------------------------------------------------------
                                     %                                     %        %       %       %      %         %
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency,      (6.84) 11/01-1/02         0         0        -     0.41   25.06   19.14    12.33     (4.44)
Leveraged Constrained, No                                                      (9 mos)                             (6 mos)
Emerging Market Debt
(Non-U.S. Unhedged)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       (5.25) 7/00-10/00         0         0     2.66   (2.67)       -       -        -          -
(Non-U.S. 50% Hedged)                                                                                              (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency        (6.97) 1/01-5/01         0         0     5.13   (0.84)   25.81   23.47    12.98     (1.85)
(Excluding Japanese Yen,                                                                                           (6 mos)
Unhedged)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       (3.09) 8/00-10/00         1         0     5.17     4.72    1.69       -        -          -
(Excluding Japanese Yen and        11.98%                             (9 mos)          (4 mos)
U.S. Dollar, Hedged)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency             (0.24) 1/00         0         0    10.94     3.13       -       -        -          -
(Hedged to Australian                                                          (3 mos)
Dollar)
--------------------------------------------------------------------------------------------------------------------------
Global Bond, IG Emerging        (3.70) 5/05-6/05         1         0        -        -    3.89   10.02     7.62     (3.69)
Market Debt with Lehman                             18.48%                             (4 mos)                     (6 mos)
Aggregate Benchmark,
Aggressive
--------------------------------------------------------------------------------------------------------------------------
Global Bond, IG Emerging             (0.20) 2/05         0         0        -        -       -       -     4.99       4.48
Market Debt with Lehman                                                                                 (6 mos)    (6 mos)
Global Aggressive
Benchmark, ex US
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       (5.47) 11/01-1/02         0         0     6.46     6.44   18.17    4.38     5.99       2.01
(50% Hedged to Canadian                                                                                            (6 mos)
Dollar)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency        (3.70) 6/03-7/03         0         0    11.14     7.22   14.42   10.29     5.76       2.95
(U.S. Lehman Aggregate                                                                                             (6 mos)
Benchmark)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency        (2.27) 6/03-7/03         0         0        -        -    7.40    6.95     6.76       4.80
(Euro Hedged)                                                                          (7 mos)                     (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Bond - Lehman           (3.01) 4/04-05/04         0         0        -        -       -    0.61     5.95       3.03
Universal                                                                                      (2 mos)             (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency        (4.85) 2/01-5/01         0         0      7.2   (4.21)       -       -        -          -
(Long Duration 50% Hedged)                                                       6 mos
--------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts -          (3.54) 6/03-7/03         0         0    12.01     8.22   13.35    6.72     5.34       2.90
Diversified                                                                                                        (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts,           (0.50) 4/04-5/04         0         0        -        -       -       -     5.54       4.65
Conservative, Ex-Japan                                                                                  (9 mos)    (6 mos)
Benchmark, Hedged to EUR
--------------------------------------------------------------------------------------------------------------------------
Global Bond Accounts,                (0.31) 2/05         0         0        -        -       -       -     7.46       5.98
Conservative, Ex-Japan                                                                                  (9 mos)    (6 mos)
Benchmark, Hedged to GBP
--------------------------------------------------------------------------------------------------------------------------
Discrete Long Duration         (24.11) 6/03-7/03         0         0        -        -       -    1.97    20.41      15.97
Global Bond Account                                                                                                (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Long Duration Global Bond                     none         0         0     9.51        -       -       -        -          -
                                                                        (2 mos)
----------------------------------------------------------------------------------------------------------------------------


                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Global Bond with Custom        Jun-85    Apr-01         2  50,600,000  66,600,000  1,490,000  1,490,000   (2.69) 7/03
Weighted Unhedged Benchmark
-Bond Alpha Only
-----------------------------------------------------------------------------------------------------------------------
Global Bond - Bond Alpha       Jun-85    Sep-02         1  50,600,000  66,600,000  1,007,000  1,007,000  (3.00) 12/02
Only
-----------------------------------------------------------------------------------------------------------------------
Global Bond with Global        Jun-85    Sep-04         1  50,600,000  66,600,000    112,000    112,000   (1.84) 5/05
Aggregate Unhedged Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond with Custom        Jun-85    Mar-02         2  50,600,000  66,600,000  1,004,000  1,004,000   (5.56) 4/04
Weighted Unhedged
Benchmark-FX Alpha Only
-----------------------------------------------------------------------------------------------------------------------
Global Bond with 50% Hedged    Jun-85    Apr-01         1  50,600,000  66,600,000    251,000    251,000   (4.11) 4/04
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond With 65% Hedged    Jun-85    Apr-01         1  50,600,000  66,600,000    200,000    999,000   (3.48) 4/04
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged          Jun-85    Apr-01         1  50,600,000  66,600,000    189,000    189,000   (4.22) 4/04
Constrained-Unhedged
-----------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged          Jun-85    Mar-02         1  50,600,000  66,600,000  3,973,000  3,973,000   (4.49) 4/04
Constrained-Unhedged,
Conservative
-----------------------------------------------------------------------------------------------------------------------
Global Bond with Lehman        Jun-85    Apr-01         1  50,600,000  66,600,000    741,000    741,000   (2.28) 7/03
Global Aggregate Benchmark,
Fully Hedged
-----------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman        Jun-85    Jan-05         1  50,600,000  66,600,000    460,000    460,000   (3.26) 5/05
Global Aggregate Benchmark,
Unhedged
-----------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman        Jun-85    Jan-05         1  50,600,000  66,600,000    275,000    275,000   (1.59) 5/05
Global Aggregate Benchmark,
Economic Leveraged,
Conservative
-----------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman        Jun-85    Mar-04         1  50,600,000  66,600,000     83,000     83,000   (1.91) 4/04
Aggregate Benchmark, Hedged
to Euro
-----------------------------------------------------------------------------------------------------------------------
Global Bond with Lehman G-4    Jun-85    Apr-01         1  50,600,000  66,600,000    645,000    645,000   (3.25) 4/04
Index Benchmark,
Ex-Collateralized, Issuer
Constrained Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged          Jun-85    Apr-01         2  50,600,000  66,600,000    244,000    244,000   (4.07) 4/04
Constrained with SWGBI
Unhedged Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging       Jun-85    Apr-01         3  50,600,000  66,600,000    186,000    186,000   (4.99) 4/04
Market Debt, Economic
Leveraged with SWGBI
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond Economic           Jun-85    Dec-03         1  50,600,000  66,600,000    379,000    379,000   (4.62) 4/04
Leverage with SWGBI
Unhedged Benchmark
-----------------------------------------------------------------------------------------------------------------------




                                                       Closed Accounts**
                                                       -----------------

                                     Largest Peak
                                         to-Valley     Prof.   Unprof.                                                  June
          Program                        Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
----------------------------------------------------------------------------------------------------------------------------
                                       %                                     %        %       %       %      %         %
----------------------------------------------------------------------------------------------------------------------------
Global Bond with Custom          (7.42) 11/01-3/02         2         0        -     4.28   22.49   18.85    13.16     (3.05)
Weighted Unhedged Benchmark                           2.73%-                     (9 mos)                             (6 mos)
-Bond Alpha Only                                       2.74%
----------------------------------------------------------------------------------------------------------------------------
Global Bond - Bond Alpha         (4.54) 9/04-11/04         0         0        -        -  (3.40)    0.57     0.89      10.25
Only                                                                                     (4 mos)                     (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond with Global           (2.51) 5/05-6/05         0         0        -        -       -       -    10.01     (2.08)
Aggregate Unhedged Benchmark                                                                              (4 mos)    (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond with Custom           (6.30) 6/03-8/03         0         0        -        -   29.14   26.20    13.45     (4.01)
Weighted Unhedged                                                                       (10 mos)                     (6 mos)
Benchmark-FX Alpha Only
----------------------------------------------------------------------------------------------------------------------------
Global Bond with 50% Hedged      (4.81) 11/01-1/02         0         0        -     4.75   24.30   19.09     9.81       2.16
Benchmark                                                                        (9 mos)                             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond With 65% Hedged      (5.19) 11/01-3/02         0         0        -     1.78   11.86    6.74     5.32     (0.89)
Benchmark                                                                        (9 mos)                             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged            (7.21) 11/01-1/02         0         1,       -     2.45   27.28   20.34    12.58     (3.25)
Constrained-Unhedged                                           (0.36)%           (9 mos)                             (6 mos)
----------------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged             (4.60) 6/03-8/03         0         0        -        -   23.04   16.56    10.75     (3.68)
Constrained-Unhedged,                                                                   (10 mos)                     (6 mos)
Conservative
----------------------------------------------------------------------------------------------------------------------------
Global Bond with Lehman           (2.41) 4/04-5/04         0         0        -     3.81   12.63   10.41     6.87       3.95
Global Aggregate Benchmark,                                                      (9 mos)                             (6 mos)
Fully Hedged
----------------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman           (4.51) 3/05-6/05         0         0        -        -       -       -        -     (2.47)
Global Aggregate Benchmark,                                                                                          (6 mos)
Unhedged
----------------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman           (2.09) 5/05-6/05         0         0        -        -       -       -        -     (1.48)
Global Aggregate Benchmark,                                                                                          (6 mos)
Economic Leveraged,
Conservative
----------------------------------------------------------------------------------------------------------------------------
Global Bond With Lehman                (1.91) 4/04         0         0        -        -       -       -     4.94       3.48
Aggregate Benchmark, Hedged                                                                              (10 mos)    (6 mos)
to Euro
----------------------------------------------------------------------------------------------------------------------------
Global Bond with Lehman G-4      (5.40) 11/01-1/02         0         0        -     3.04   19.30   14.22    10.33       2.66
Index Benchmark,                                                                 (9 mos)                             (6 mos)
Ex-Collateralized, Issuer
Constrained Benchmark
----------------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged            (5.88) 11/01-1/02         0         0        -     1.16   22.15   19.13    12.10     (3.47)
Constrained with SWGBI                                                           (9 mos)                             (6 mos)
Unhedged Benchmark
----------------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging         (7.69) 11/01-1/02         0         0        -     2.28   23.63   19.50    10.63     (3.38)
Market Debt, Economic                                                            (9 mos)                             (6 mos)
Leveraged with SWGBI
Benchmark
----------------------------------------------------------------------------------------------------------------------------
Global Bond Economic                 (4.64) 4/04         0         0        -        -       -    1.32    11.34     (3.62)
Leverage with SWGBI                                                                             (1 mo)             (6 mos)
Unhedged Benchmark
--------------------------------------------------------------------------------------------------------------------------



                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging       Jun-85    Jun-03         1  50,600,000  66,600,000    154,000    154,000   (0.46) 6/03
Market Debt, Economic
Leveraged with Cash
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged          Jun-85    Apr-02         2  50,600,000  66,600,000    245,000    245,000   (1.56) 7/03
Constrained with Lehman
Global Hedged Benchmark,
Hedged to Australian Dollar
-----------------------------------------------------------------------------------------------------------------------
Global IL, Commodity and PA    Jun-85    Jun-04         1  50,600,000  66,600,000    461,000    461,000          None

-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds 2:1    Jun-85    Jan-97         0  50,600,000  66,600,000          0          0   (9.54) 4/04
Leveraged Tips Benchmark

-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed              Jun-85    Apr-01         1  50,600,000  66,600,000     40,000     40,000   (2.98) 7/03
Bond-Leverage-Constrained
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond- 2:1    Jun-85    Jun-00         1  50,600,000  66,600,000    340,000    340,000  (10.10) 4/04
Leveraged TIPS Benchmark,
Currency Constrained
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed              Jun-85    Apr-01         0  50,600,000  66,600,000          0          0  (2.58) 11/01
Bond-Barclays IL
Benchmark-Currency
Constrained
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed              Jun-85    Mar-02         0  50,600,000  66,600,000          0          0   (4.40) 7/03
Bond-Barclays IL
Benchmark-Currency
Constrained, Very
Conservative
-----------------------------------------------------------------------------------------------------------------------
Inflation Linked               Jun-85    Oct-00         0  50,600,000  66,600,000          0          0   (2.36) 7/03
Bonds-Normal 100% Hedged to
Swiss Franc
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond (#3)    Jun-85    Jun-00         0  50,600,000  66,600,000          0          0   (0.64) 3/01
with Customized Barclays
Inflation Linked Bond Index
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed              Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (2.23) 7/03
Bonds-Aggressive Futures
Constrained
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed              Jun-85    Mar-01         1  50,600,000  66,600,000     62,000     62,000   (8.98) 7/03
Bonds-Aggressive Currency
Constrained
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond         Jun-85    Sep-03         1  50,600,000  66,600,000    464,000    464,000   (5.13) 4/04
Account, Aggressive, 2:1
Leveraged Global, Benchmark
Nominal Bonds for break
even Trading Only
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond         Jun-85    Feb-03         1  50,600,000  66,600,000     59,000     59,000   (5.82) 7/03
Account- Aggressive, 2:1
Leveraged Global Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond         Jun-85    Apr-03         0  50,600,000  66,600,000          0          0   (3.56) 7/03
Account, Very Aggressive
Foreign Leverage Benchmark
-----------------------------------------------------------------------------------------------------------------------





                                                     Closed Accounts**
                                                     -----------------

                                   Largest Peak
                                       to-Valley     Prof.   Unprof.                                                  June
          Program                      Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
--------------------------------------------------------------------------------------------------------------------------
                                     %                                     %        %       %       %      %         %
--------------------------------------------------------------------------------------------------------------------------
Global Bond, No Emerging        (0.70) 6/03-7/03         0         0        -        -       -    2.86     2.66       1.71
Market Debt, Economic                                                                          (7 mos)             (6 mos)
Leveraged with Cash
Benchmark
--------------------------------------------------------------------------------------------------------------------------
Global Bond Leveraged           (1.96) 6/03-7/03         0         0        -        -   11.19    7.27     9.79       6.05
Constrained with Lehman                                                                (9 mos)                     (6 mos)
Global Hedged Benchmark,
Hedged to Australian Dollar
--------------------------------------------------------------------------------------------------------------------------
Global IL, Commodity and PA                 None         0         0        -        -       -       -     9.38       6.03
                                                                                                        (7 mos)    (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds 2:1    (10.45) 6/03-7/03         2         0        -     3.53   34.02   20.59    11.01          -
Leveraged Tips Benchmark                           62.74%-                     (9 mos)                  (8 mos)
                                                    85.41%
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed              (3.73) 6/03 -7/03         0         0        -     2.30   13.10    9.97     8.80       3.08
Bond-Leverage-Constrained                                                      (9 mos)                             (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond- 2:1    (11.22) 6/03-7/03         0         0    10.46    13.85   37.29   19.59    16.71       2.90
Leveraged TIPS Benchmark,                                             (7 mos)                                      (6 mos)
Currency Constrained
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed             (3.74) 11/01-12/01         1         0        -     2.89    8.16       -        -          -
Bond-Barclays IL                                    11.28%                     (9 mos) (7 mos)
Benchmark-Currency
Constrained
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed               (5.29) 6/03-7/03         1         0        -        -   13.40    5.76        -          -
Bond-Barclays IL                                    19.93%                            (10 mos) (9 mos)
Benchmark-Currency
Constrained, Very
Conservative
--------------------------------------------------------------------------------------------------------------------------
Inflation Linked                (3.00) 6/03-7/03         0         0     3.09     0.28   11.67    9.54     6.01          -
Bonds-Normal 100% Hedged to                                           (3 mos)                          (10 mos)
Swiss Franc
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond (#3)          (0.64) 3/01         2         0     6.76     2.33       -       -        -          -
with Customized Barclays                            8.04%-            (7 mos)  (3 mos)
Inflation Linked Bond Index                         10.47%
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed              (3.14) 11/01-1/02         1         0        -     2.87   13.80    4.60        -          -
Bonds-Aggressive Futures                            22.45%                     (9 mos)         (7 mos)
Constrained
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed              (10.35) 6/03-7/03         0         0        -     3.49   32.86   16.34    12.40       1.58
Bonds-Aggressive Currency                                                     (10 mos)                             (6 mos)
Constrained
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond               (5.13) 4/04         0         0        -        -       -    7.35    16.94       5.86
Account, Aggressive, 2:1                                                                       (4 mos)             (6 mos)
Leveraged Global, Benchmark
Nominal Bonds for break
even Trading Only
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond          (7.25) 6/03-7/03         0         0        -        -       -    8.08    17.84       6.06
Account- Aggressive, 2:1                                                                      (11 mos)             (6 mos)
Leveraged Global Benchmark
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond          (5.11) 6/03-7/03         1         0        -        -       -    9.94    10.62          -
Account, Very Aggressive                             21.6%                                     (9 mos)  (8 mos)
Foreign Leverage Benchmark
-----------------------------------------------------------------------------------------------------------------------



                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond         Jun-85    Jun-03         2  50,600,000  66,600,000    110,000    110,000   (7.29) 4/04
Account  Very Aggressive
Leverage Global Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Indexed      Jun-85    Dec-02         2  50,600,000  66,600,000    250,000    250,000   (2.40) 4/04
Bond Account , Very
Aggressive  Unleveraged
Benchmark
-----------------------------------------------------------------------------------------------------------------------
2:1 leveraged Global           Jun-85    Jul-03         1  50,600,000  66,600,000  1,062,000  1,062,000   (7.18) 4/04
Inflation Indexed Bond
Account with IL and Nominal
Alpha Benchmark, 100%
Hedged at 4% Tracking Error
-----------------------------------------------------------------------------------------------------------------------
2:1 Leveraged Global           Jun-85    Jun-03         1  50,600,000  66,600,000    371,000    371,000   (5.97) 7/03
Inflation indexed Bond
Account with IL and Nominal
Alpha Benchmark.
-----------------------------------------------------------------------------------------------------------------------
30% Impact Inflation           Jun-85    Dec-03         1  50,600,000  66,600,000    475,000    475,000   (2.50) 4/04
Indexed Bonds and 70%
Limited Nominal Bonds and
FX Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Jul-03         1  50,600,000  66,600,000    289,000    289,000   (2.03) 4/04
Nominal Bond Accounts -
Leverage Constrained, Short
Only ILs. Long Only Nominals
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed       Jun-85    Dec-03         1  50,600,000  66,600,000  1,068,000  1,068,000   (2.04) 4/04
Bonds with Limited Nominal
Bonds
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed       Jun-85    Sep-04         1  50,600,000  66,600,000    362,000    362,000   (1.92) 5/05
Bonds with Nominal Bond
Alpha, Unhedged
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    May-03         1  50,600,000  66,600,000    195,000    195,000   (4.55) 7/03
Nominal Bonds Account -
Leverage, Constrained with
TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Mar-04         1  50,600,000  66,600,000    127,000    127,000   (4.94) 4/04
Nominal Bonds Accounts -
TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Mar-04         1  50,600,000  66,600,000    742,000    742,000   (3.84) 4/04
Nominal Bonds Accounts -
TIPS Benchmark, Long Only
Physicals
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Dec-04         1  50,600,000  66,600,000    258,000    258,000   (0.04) 6/05
Nominal Bonds Accounts-
TIPS Benchmark, Short Only
Nominals for Break Even
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed       Jun-85    Jun-04         1  50,600,000  66,600,000  1,162,000  1,162,000   (0.39) 2/05
Bonds with Nominal and FX
Leeway, Leveraged
-----------------------------------------------------------------------------------------------------------------------




                                                  Closed Accounts**
                                                  -----------------

                                Largest Peak
                                    to-Valley     Prof.   Unprof.                                                  June
          Program                   Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
-----------------------------------------------------------------------------------------------------------------------
                                  %                                     %        %       %       %      %         %
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond       (8.50) 6/03-7/03         0         0        -        -       -    3.35    16.75       3.63
Account  Very Aggressive                                                                    (7 mos)             (6 mos)
Leverage Global Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Indexed    (2.79) 6/03-7/03         0         0        -        -    2.80   11.61     9.24       3.24
Bond Account , Very                                                                  (1 mo)                     (6 mos)
Aggressive  Unleveraged
Benchmark
-----------------------------------------------------------------------------------------------------------------------
2:1 leveraged Global              (7.18) 4/04         0         0        -        -       -   11.37    19.13       6.41
Inflation Indexed Bond                                                                      (6 mos)             (6 mos)
Account with IL and Nominal
Alpha Benchmark, 100%
Hedged at 4% Tracking Error
-----------------------------------------------------------------------------------------------------------------------
2:1 Leveraged Global         (8.30) 6/03-7/03         0         0        -        -       -    2.97    21.73       8.06
Inflation indexed Bond                                                                      (7 mos)             (6 mos)
Account with IL and Nominal
Alpha Benchmark.
-----------------------------------------------------------------------------------------------------------------------
30% Impact Inflation              (2.50) 4/04         0         0        -        -       -    0.93     8.88       3.44
Indexed Bonds and 70%                                                                        (1 mo)             (6 mos)
Limited Nominal Bonds and
FX Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and       (2.03) 4/04         0         0        -        -       -    1.83     5.54       0.18
Nominal Bond Accounts -                                                                     (6 mos)             (6 mos)
Leverage Constrained, Short
Only ILs. Long Only Nominals
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed          (2.04) 4/04         0         0        -        -       -    0.91     9.47       5.30
Bonds with Limited Nominal                                                                   (1 mo)             (6 mos)
Bonds
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed          (1.92) 5/05         0         0        -        -       -       -     9.97     (1.28)
Bonds with Nominal Bond                                                                              (4 mos)    (6 mos)
Alpha, Unhedged
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and  (5.60) 5/03-7/03         0         0        -        -       -    1.31     9.83       4.20
Nominal Bonds Account -                                                                     (8 mos)             (6 mos)
Leverage, Constrained with
TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and  (5.20) 3/04-4/04         0         0        -        -       -       -     3.37       2.90
Nominal Bonds Accounts -                                                                            (10 mos)    (6 mos)
TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and  (4.20) 3/04-4/04         0         0        -        -       -       -     4.73       2.56
Nominal Bonds Accounts -                                                                            (10 mos)    (6 mos)
TIPS Benchmark, Long Only
Physicals
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and       (0.04) 6/05         0         0        -        -       -       -     1.09       2.09
Nominal Bonds Accounts-                                                                               (1 mo)    (6 mos)
TIPS Benchmark, Short Only
Nominals for Break Even
-----------------------------------------------------------------------------------------------------------------------
Global Inflation Indexed    (0.39) 2/05              0         0        -        -       -       -     6.40       3.69
Bonds with Nominal and FX                                                                            (7 mos)    (6 mos)
Leeway, Leveraged
-------------------------------------------------------------------------------------------------------------------




                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Aug-97         1  50,600,000  66,600,000     86,000     86,000   (1.78) 4/04
Nominal Bonds - Unleveraged
SWGBI Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Mar-04         2  50,600,000  66,600,000    228,000    228,000   (2.22) 4/04
Nominal Bonds Accounts -
Unleveraged, Lehman
Aggregate Benchmark,
ex-Japan Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Sep-03         1  50,600,000  66,600,000    178,000    178,000   (1.92) 4/04
Nominal Bonds Account-
Unleveraged Lehman
Aggregate Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds,       Jun-85    Mar-04         1  50,600,000  66,600,000    179,000    179,000   (1.58) 4/04
Nominal Bond Accounts and
Short Rates - Unleveraged,
Lehman Aggregate  Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    148,000    148,000   (1.91) 7/03
Nominal Bonds- Unleveraged
with Corporate Benchmark,
Futures Limited
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond and     Jun-85    Apr-01         0  50,600,000  66,600,000          0          0   (2.53) 4/01
Nominal Bonds- Unleveraged C
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000     98,000     98,000   (2.52) 4/01
Nominal Bonds- Unleveraged,
Corporate Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    173,000    173,000   (1.83) 4/04
Nominal Bonds- Unleveraged
Corporate and IL Benchmark
Conservative
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    117,000    117,000   (1.79) 4/04
Nominal Bonds- Unleveraged
EMD Constrained, Corporate
Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    214,000    214,000   (2.06) 4/04
Nominal Bonds- Unleveraged,
85% Corporate Benchmark
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    162,000    162,000   (2.39) 4/01
Nominal Bonds- Unleveraged,
50% Australian Corporate
Benchmark, 50% Foreign
Government
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         2  50,600,000  66,600,000    512,000    512,000   (2.13) 4/01
Nominal Bonds- Unleveraged
No FX
-----------------------------------------------------------------------------------------------------------------------




                                              Closed Accounts**
                                              -----------------

                             Largest Peak
                                to-Valley     Prof.   Unprof.                                                  June
          Program               Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
-------------------------------------------------------------------------------------------------------------------
                              %                                     %        %       %       %      %         %
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (1.91) 11/01-2/02   4         0    11.76     5.09   15.30   12.99    11.33       5.14
Nominal Bonds - Unleveraged                      5.76%-                                                     (6 mos)
SWGBI Benchmark                                 14.15%
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (2.22) 4/04         0         0        -        -       -       -     7.06       5.41
Nominal Bonds Accounts -                                                                        (10 mos)    (6 mos)
Unleveraged, Lehman
Aggregate Benchmark,
ex-Japan Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (1.92) 4/04         0         0        -        -       -    5.61    10.98       5.53
Nominal Bonds Account-                                                                  (4 mos)             (6 mos)
Unleveraged Lehman
Aggregate Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds,      (1.80) 3/04-4/04    0         0        -        -       -       -     6.59       5.38
Nominal Bond Accounts and                                                                       (10 mos)    (6 mos)
Short Rates - Unleveraged,
Lehman Aggregate  Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (2.77) 11/01-1/02   0         0        -     1.51   14.74   12.73    11.87       4.89
Nominal Bonds- Unleveraged                                              (9 mos)                             (6 mos)
with Corporate Benchmark,
Futures Limited
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bond and    (3.03) 4/01-5/01    1         0        -     1.84   15.51    0.44        -          -
Nominal Bonds- Unleveraged C                 18.16%                     (9 mos)          (1 mo)
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (3.78) 4/01-5/01    0         0        -   (0.19)   15.08   13.63    11.71       4.59
Nominal Bonds- Unleveraged,                                             (9 mos)                             (6 mos)
Corporate Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (2.47) 11/01-1/02   0         0        -     2.77   13.76   10.59    12.77       5.01
Nominal Bonds- Unleveraged                                              (9 mos)                             (6 mos)
Corporate and IL Benchmark
Conservative
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (3.07) 11/01-1/02   0         0        -     2.10   15.01    9.17     9.88       4.84
Nominal Bonds- Unleveraged                                              (9 mos)                             (6 mos)
EMD Constrained, Corporate
Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (2.63) 11/01-1/02   0         0        -     2.21   15.69   11.32    10.86       4.52
Nominal Bonds- Unleveraged,                                             (9 mos)                             (6 mos)
85% Corporate Benchmark
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (4.38) 11/01-3/02   0         0        -     0.52   13.16  (0.99)    10.58       4.50
Nominal Bonds- Unleveraged,                                             (9 mos)                             (6 mos)
50% Australian Corporate
Benchmark, 50% Foreign
Government
-------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and   (2.76) 4/01-5/01    0         0        -     1.06   11.64    6.11    10.29       6.15
Nominal Bonds- Unleveraged                                              (9 mos)                             (6 mos)
No FX
-------------------------------------------------------------------------------------------------------------------

                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Apr-01         1  50,600,000  66,600,000    174,000    174,000   (1.75) 7/03
Nominal Bonds- Unleveraged,
Long Only EMD, 50%
Australian Government
Benchmark, 50% Foreign
Government
-----------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    Jun-85    Oct-04         1  50,600,000  66,600,000     90,000     90,000   (0.33) 2/05
Nominal Bonds- Accounting
Leverage Allowed
-----------------------------------------------------------------------------------------------------------------------
Index Overlay Account          Jun-85    Jul-98         1  50,600,000  66,600,000     49,000    126,000  (15.00) 9/01

-----------------------------------------------------------------------------------------------------------------------
Global Tactical Asset          Jun-85    May-99         0  50,600,000  66,600,000          0          0   (0.45) 9/02
Allocation
-----------------------------------------------------------------------------------------------------------------------
Passive U.S. Bond              Jun-85    Feb-00         1  50,600,000  66,600,000      7,000      7,000  (20.70) 7/03

-----------------------------------------------------------------------------------------------------------------------
Passive Commodity              Jun-85    Dec-04         2  50,600,000  66,600,000     21,000     85,000   (6.13) 4/05

-----------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets     Jun-85    May-03         5  50,600,000  66,600,000    997,000    997,000   (5.06) 4/04
Accounts EMBI Global
Diversified
-----------------------------------------------------------------------------------------------------------------------
Long Term Emerging Markets,    Jun-85    Feb-04         1  50,600,000  66,600,000     43,000     43,000  (4.22) 04/04
EMBI, Global Diversified,
Expanded Alpha
-----------------------------------------------------------------------------------------------------------------------
EUR Long-Term Emerging         Jun-85    Dec-03         1  50,600,000  66,600,000    112,000    112,000   (4.94) 4/04
Markets Accounts EMBI
Global Diversified Hedged
-----------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets     Jun-85    May-03         1  50,600,000  66,600,000    162,000    162,000   (5.35) 4/04
Accounts EMBI Global
-----------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets     Jun-85    May-96         2  50,600,000  66,600,000    172,000    172,000   (5.79) 4/04
Accounts EMBI+

-----------------------------------------------------------------------------------------------------------------------
Long Only Emerging Markets     Jun-85    Dec-02         1  50,600,000  66,600,000    157,000    157,000   (3.62) 7/03

-----------------------------------------------------------------------------------------------------------------------
Passive International Bond     Jun-85    Nov-99         0  50,600,000  66,600,000          0          0   (4.33) 4/00
Account
-----------------------------------------------------------------------------------------------------------------------
Global Bond and Currency No    Jun-85    Feb-98         1  50,600,000  66,600,000     89,000    389,000   (3.53) 3/01
Emerging Market Debt
(Non-US Unhedged Custom
Benchmark)
-----------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Jun-05         1  50,600,000  66,600,000     49,000     49,000   (0.42) 6/05
with Emerging Market Debt,
(Non-US Unhedged Custom
Benchmark)
-----------------------------------------------------------------------------------------------------------------------
Global Bond and Currency       Jun-85    Mar-04         1  50,600,000  66,600,000      3,000    769,000   (0.21) 12/04
Only, No Benchmark
-----------------------------------------------------------------------------------------------------------------------
Passive, Bond Only             Jun-85    Aug-03         1  50,600,000  66,600,000    231,000    231,000   (3.75) 9/03
All-Weather
-----------------------------------------------------------------------------------------------------------------------




                                                     Closed Accounts**
                                                     -----------------

                                   Largest Peak
                                       to-Valley     Prof.   Unprof.                                                  June
          Program                      Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
--------------------------------------------------------------------------------------------------------------------------
                                     %                                     %        %       %       %      %         %
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and    (2.39) 11/01-1/02        1,         0        -     2.42   13.20   10.07    11.23       4.95
Nominal Bonds- Unleveraged,                          4.04%                     (9 mos)                             (6 mos)
Long Only EMD, 50%
Australian Government
Benchmark, 50% Foreign
Government
--------------------------------------------------------------------------------------------------------------------------
Inflation Indexed Bonds and          (0.33) 2/05         0         0        -        -       -       -     3.82       3.91
Nominal Bonds- Accounting                                                                               (3 mos)    (6 mos)
Leverage Allowed
--------------------------------------------------------------------------------------------------------------------------
Index Overlay Account          (57.41) 3/00-9/02         0         0  (15.53)  (25.83)  (21.45)  47.43    20.40     (2.13)
                                                                                                                   (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Tactical Asset          (0.99) 11/01-9/02         1         0     0.75     0.28  (0.33)    0.43        -          -
Allocation                                           0.49%                                     (9 mos)
--------------------------------------------------------------------------------------------------------------------------
Passive U.S. Bond               (23.21)6/03-7/03         1         0    34.35     1.92   35.45    2.12    30.11      17.92
                                                    85.42%            (11 mos)                                     (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Passive Commodity               (6.65) 4/05-5/05         0         0        -        -       -       -   (5.07)      11.73
                                                                                                         (1 mo)    (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets      (5.46) 4/04-5/04         1         0        -        -       -   11.13    11.20       4.81
Accounts EMBI Global                                 2.80%                                     (8 mos)             (6 mos)
Diversified
--------------------------------------------------------------------------------------------------------------------------
Long Term Emerging Markets,   (5.16) 04/04-05/04         0         0        -        -       -       -     9.73       8.98
EMBI, Global Diversified,                                                                              (11 mos)    (6 mos)
Expanded Alpha
--------------------------------------------------------------------------------------------------------------------------
EUR Long-Term Emerging          (6.02) 4/04-5/04         0         0        -        -       -    2.64    11.45       4.97
Markets Accounts EMBI                                                                           (1 mo)             (6 mos)
Global Diversified Hedged
--------------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets      (6.18) 4/04-5/04         0         0        -        -       -   11.36    13.97       5.28
Accounts EMBI Global                                                                           (8 mos)
--------------------------------------------------------------------------------------------------------------------------
Long-Term Emerging Markets     (10.49) 5/02-7/02         2         0    16.46    17.26    9.72   23.51    11.76       2.79
Accounts EMBI+                                     19.94%-                                                         (6 mos)
                                                    76.99%
--------------------------------------------------------------------------------------------------------------------------
Long Only Emerging Markets      (3.83) 4/04-5/04         0         0        -        -    2.19   28.82    15.09       5.28
                                                                                        (1 mo)                     (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Passive International Bond    (13.39) 11/99-10/00        0         0   (6.89)   (0.61)       -       -        -          -
Account                                                                        (2 mos)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency No     (7.28) 8/00-6/01         0         0     2.35   (3.31)   21.73   15.68    10.78     (4.31)
Emerging Market Debt                                                                                               (6 mos)
(Non-US Unhedged Custom
Benchmark)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency             (0.42) 6/05         0         0        -        -       -       -        -     (0.42)
with Emerging Market Debt,                                                                                          (1 mo)
(Non-US Unhedged Custom
Benchmark)
--------------------------------------------------------------------------------------------------------------------------
Global Bond and Currency                  (0.21)         0         0        -        -       -       -     0.34       0.07
Only, No Benchmark                         12/04                                                       (10 mos)    (6 mos)
--------------------------------------------------------------------------------------------------------------------------
Passive, Bond Only             (8.29) 9/03-12/03         0         0        -        -       -  (4.93)     1.82       8.41
All-Weather                                                                                    (5 mos)             (6 mos)
--------------------------------------------------------------------------------------------------------------------------

                                                             Aggregate Dollars      Dollars in this
                                                              in All Programs           Program
                                                              (in thousands)         (in thousands)
                                                             -----------------      ----------------
                                 Date  Date CTA
                                  CTA     Began    Number                                                     Largest
                                Began   Trading        of   Excluding   Including  Excluding  Including       Monthly
          Program             Trading   Program  Accounts    Notional    Notional   Notional   Notional     Draw Down
-----------------------------------------------------------------------------------------------------------------------
                                                                                                            %
-----------------------------------------------------------------------------------------------------------------------
Very Constrained, Active,      Jun-85    Dec-03         1  50,600,000  66,600,000    740,000    740,000   (1.10) 4/04
Bond and Commodity All
Weather
-----------------------------------------------------------------------------------------------------------------------
All Weather, Passive Only,     Jun-85    May-05         1  50,600,000  66,600,000    260,000    260,000          None
Leveraged Constrained
-----------------------------------------------------------------------------------------------------------------------
All Weather and Low            Jun-85    Feb-04         1  50,600,000  66,600,000    605,000    605,000   (4.46) 4/04
Volatility, Pure Alpha
-----------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha     Jun-85    Apr-05         1  50,600,000  66,600,000    706,000    706,000          None
at 4.5%
-----------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha     Jun-85    Jan-04         1  50,600,000  66,600,000    136,000    136,000   (6.14) 4/04
at 6%
-----------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha     Jun-85    Dec-04         1  50,600,000  66,600,000     108,00    108,000   (0.55) 3/05
at 10%, USD
-----------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha     Jun-85    Apr-05         1  50,600,000  66,600,000    149,000    149,000          None
at 12%
-----------------------------------------------------------------------------------------------------------------------
All Weather at 10%, AUD        Jun-85    Nov-04         1  50,600,000  66,600,000    366,000    366,000          None

-----------------------------------------------------------------------------------------------------------------------
Passive UK Fixed Income        Jun-85    Jan-02         0  50,600,000  66,600,000          0          0   (7.19) 3/02

-----------------------------------------------------------------------------------------------------------------------
Customized UK Long Bond        Jun-85    Nov-03         1  50,600,000  66,600,000     26,000     94,000   (4.00) 4/04
Passive
-----------------------------------------------------------------------------------------------------------------------
Options Strategy               Jun-85    May-04         1  50,600,000  66,600,000    146,000    146,000   (1.17) 8/04

-----------------------------------------------------------------------------------------------------------------------
Equity Strategy                Jun-85    Aug-04         1  50,600,000  66,600,000    338,000    338,000   (0.34) 8/04

-----------------------------------------------------------------------------------------------------------------------
Passive SP500 Equity           Jun-85    Jan-05         1  50,600,000  66,600,000     34,000     34,000   (1.91) 4/05
Strategy
-----------------------------------------------------------------------------------------------------------------------




                                                    Closed Accounts**
                                                    -----------------

                                  Largest Peak
                                      to-Valley     Prof.   Unprof.                                                  June
          Program                     Draw Down     Range      Range    2000     2001    2002    2003   2004         2005
-------------------------------------------------------------------------------------------------------------------------
                                    %                                     %        %       %       %      %         %
-------------------------------------------------------------------------------------------------------------------------
Very Constrained, Active,           (1.10) 4/04         0         0        -        -       -    0.58    12.72       6.34
Bond and Commodity All                                                                         (1 mo)             (6 mos)
Weather
-------------------------------------------------------------------------------------------------------------------------
All Weather, Passive Only,                 None         0         0        -        -       -       -        -       3.87
Leveraged Constrained                                                                                             (2 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather and Low                 (4.46) 4/04         0         0        -        -       -       -    13.23       6.91
Volatility, Pure Alpha                                                                                (11 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha                 None         0         0        -        -       -       -        -       3.81
at 4.5%                                                                                                           (3 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha          (6.16) 4/04         0         0        -        -       -       -    20.19       8.98
at 6%                                                                                                             (6 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha          (0.55) 3/05         0         0        -        -       -       -     2.69       4.87
at 10%, USD                                                                                             (1 mo)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather and Pure Alpha                 None         0         0        -        -       -       -        -       6.47
at 12%                                                                                                            (3 mos)
-------------------------------------------------------------------------------------------------------------------------
All Weather at 10%, AUD                    None         0         0        -        -       -       -     4.66      10.51
                                                                                                       (2 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Passive UK Fixed Income        (8.70) 2/02-3/02         1         0        -        -   25.52   10.20        -          -
                                                   38.32%                                     (5 mos)
-------------------------------------------------------------------------------------------------------------------------
Customized UK Long Bond        (6.53) 4/04-5/04         0         0        -        -       -    6.96     7.50       7.03
Passive                                                                                       (2 mos)             (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Options Strategy             (2.68) 7/04 - 1/05         0         0        -        -       -       -   (1.32)     (0.13)
                                                                                                       (8 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Equity Strategy                (0.50) 8/04-9/04         0         0        -        -       -       -     0.53       4.01
                                                                                                       (5 mos)    (6 mos)
-------------------------------------------------------------------------------------------------------------------------
Passive SP500 Equity           (3.82) 3/05-5/05         0         0        -        -       -       -        -       2.63
Strategy                                                                                                          (6 mos)
-------------------------------------------------------------------------------------------------------------------------

4. The following information updates the information relating to the performance of various trading programs set forth on pages 66 through 69 of the Prospectus with respect to Eagle Trading Systems, Inc.

Eagle Momentum Program  (Capsule A)

      Eagle will trade this program on behalf of the Trust. The following summary performance information and chart present the composite results of the Eagle Momentum Program for the period from October 2003 through September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Momentum Program
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 6
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $38,000,082 Aggregate assets in program including "notional" equity: $57,340,356
                   Largest monthly drawdown: (9.32)% (01/05)
            Largest peak-to-valley drawdown: (19.72)% (12/04-04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 11.43%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.12)%



Monthly Rate of
Return                    2000(%)   2001(%)    2002(%)     2003(%)        2004(%)        2005(%)
January                       --        --         --          --         (0.64)%        (9.32)%
February                      --        --         --          --          3.12%         (5.22)%
March                         --        --         --          --         (1.40)%         2.09%
April                         --        --         --          --         (2.57)%        (6.48)%
May                           --        --         --          --         (0.59)%         3.09%
June                          --        --         --          --         (5.82)%         0.38%
July                          --        --         --          --          0.74%          7.40%
August                        --        --         --          --          1.19%          8.78%
September                     --        --         --          --          6.90%         (8.43)%
October                       --        --         --        1.56%        (4.41)%
November                      --        --         --       (0.43)%       11.37%
December                      --        --         --        3.91%        (2.16%)
Compound Rate                 --        --         --        5.08%         4.60%         (9.16)%
of Return                                                    (3 months)                  (9 months)



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              See Notes to Performance Information on page 33-34.

Eagle Global System (Capsule B)

      The following summary performance information presents the composite results of the Eagle Global System for the period from January 2000 through September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                     Name of program: Eagle Global System
            Inception of client account trading by CTA: August 1993
          Inception of client account trading in program: August 1995
                          Number of open accounts: 3
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $266,158,205 Aggregate assets in program including "notional" equity: $279,501,749
                   Largest monthly drawdown: (14.86)% (4/01)
           Largest peak-to-valley drawdown: (32.08)% (11/03/-09/04)
         Number of profitable accounts that have opened and closed: 15
     Range of returns experienced by profitable accounts: 0.88% to 190.05%
        Number of unprofitable accounts that have opened and closed: 8
  Range of returns experienced by unprofitable accounts: (2.05)% to (29.71)%
                2005 compound rate of return: 9.03% (9 months)
                    2004 compound rate of return: (19.69)%
                     2003 compound rate of return: 28.00%
                     2002 compound rate of return: 23.35%
                      2001 compound rate of return: 9.15%
                     2000 compound rate of return: (1.87)%

Eagle Yield Enhancement (Capsule C)

      The following summary performance information presents the composite results of the Eagle Yield Enhancement for the period from August 2000 through September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                   Name of program: Eagle Yield Enhancement
           Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: August 2000
                         Number of open accounts: 11
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $321,315,410 Aggregate assets in program including "notional" equity: $656,987,945
                  Largest monthly drawdown: (3.91)% (04/04)
           Largest peak-to-valley drawdown: (11.37)% (06/03-09/04)
         Number of profitable accounts that have opened and closed: 5
     Range of returns experienced by profitable accounts: 0.31% to 15.20%
       Number of unprofitable accounts that have opened and closed: 20
 Range of returns experienced by unprofitable accounts: (1.24) % to (12.95)%
                2005 compound rate of return: 1.75% (9 months)
                    2004 compound rate of return: (1.46)%
                    2003 compound rate of return: (3.82)%
                     2002 compound rate of return: 12.64%
                     2001 compound rate of return: 12.72%
               2000 compound rate of return: 11.28% (5 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                    THE FUND'S ACCOUNT WILL NOT BE TRADED
                PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Eagle System (Capsule D)

      The following summary performance information presents the composite results of the Eagle System for the period from January 2000 through September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                         Name of program: Eagle System
            Inception of client account trading by CTA: August 1993
          Inception of client account trading in program: August 1993
                          Number of open accounts: 2
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $48,814,043 Aggregate assets in program including "notional" equity: $48,814,043
                  Largest monthly drawdown: (15.49)% (04/01)
            Largest peak-to-valley drawdown: (37.75)% (11/03-09/04)
         Number of profitable accounts that have opened and closed: 16
    Range of returns experienced by profitable accounts: 9.09% to 1085.40%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.89)%
                2005 compound rate of return: 1.52% (9 months)
                    2004 compound rate of return: (24.65)%
                     2003 compound rate of return: 26.45%
                     2002 compound rate of return: 36.48%
                      2001 compound rate of return: 6.27%
                     2000 compound rate of return: (2.53)%

Eagle Matrix (Capsule E)

      The following summary performance information presents the composite results of the Eagle Matrix for the period from October 2003 through September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                         Name of program: Eagle Matrix
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 1
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $20,548,534 Aggregate assets in program including "notional" equity: $20,548,534
                   Largest monthly drawdown: (6.70)% (4/04)
            Largest peak-to-valley drawdown: (17.07)% (10/03-07/04)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.90% to 4.30%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: 8.25% (9 months)
                     2004 compound rate of return: (4.10)%
               2003 compound rate of return: (5.17)% (3 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT
                    TO THE FOREGOING PROGRAM ON THIS PAGE.

Eagle Risk Allocation (Capsule F)

      The following summary performance information presents the composite results of the Eagle Risk Allocation for the period from June 2004 to September 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Risk Allocation
            Inception of client account trading by CTA: August 1993
           Inception of client account trading in program: June 2004
                          Number of open accounts: 2
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $12,777,032 Aggregate assets in program including "notional" equity: $48,838,498
                   Largest monthly drawdown: (5.48)% (04/05)
               Largest peak-to-valley drawdown: (5.48)% (04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 18.29%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2005 compound rate of return: 13.59% (9 months)
                2004 compound rate of return: 7.75% (7 months)
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT
                    TO THE FOREGOING PROGRAMS ON THIS PAGE

5. The following paragraph set forth on page 79 of the Prospectus shall be deleted in its entirety.

      "UBS Securities LLC

      The Managing Owner has entered into a credit facility with UBS Securities to finance the Managing Owner's payment of the initial service fee with respect to the Class I Units. While the existence of this credit facility could be thought to have influenced the selection of UBS Securities to serve as the clearing and futures broker on behalf of the Trust, the provision of the credit facility was not a material inducement regarding selection of UBS Securities to serve as the clearing and futures broker of the Trust."

6. The following information amends and replaces the information included in the section entitled "Performance of Commodity Pools Operated by the Managing Owner and its Affiliates" set forth on pages 102 through 106 of the Prospectus.

       PERFORMANCE OF COMMODITY POOLS OPERATED BY THE MANAGING OWNER AND
                                ITS AFFILIATES

General

      The performance information included herein is presented in accordance with CFTC regulations. Each Series of the Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Trust and the Series) since January 1, 2000. The Managing Owner has offered certain of these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

      The pools, the performance of which is summarized herein, are materially different in certain respects from the various Series of the Trust, and the past performance summaries of such pools are generally not representative of how any Series of the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner's capabilities in advisor selection by indicating the past performance of the pools sponsored by the Managing Owner.

      Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of September 30, 2005, the Managing Owner serves as the commodity pool operator and managing owner of nine public commodity pools.

      All summary performance information is current as of September 30, 2005 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2000 or, if later, the inception of the pool in question. CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is disclosed starting as of October 1, 2004.

      INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND EACH SERIES OF THE FUND.

      INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.


                             --------------------

Assets Under Management


The Managing Owner - Total assets under management as of September 30, 2005                   $168 million
The Managing Owner -Total assets under multi-advisor management as of September 30, 2005      $38 million
The Managing Owner and affiliates - Total assets under management as of September 30, 2005    $1.7 billion
(excluding notional funds)
The Managing Owner and affiliates - Total assets under management as of September 30, 2005    $1.9 billion
(including notional funds)


Multi-Advisor Pools

      These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2000. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

      These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 2000 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

Pools for the Research and Development of Advisors

      These are all of the pools operated by the Managing Owner since January 1, 2000 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                 [Remainder of page left blank intentionally]


---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     CURRENT
                                                TYPE OF        START      CLOSE        AGGREGATE        CURRENT      NAV PER
                                                   POOL         DATE       DATE       SUBSCRIPT.      TOTAL NAV         UNIT
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
---------------------------------------------------------------------------------------------------------------------------------
Kenmar Global Trust                                   *       05/97         --       55,625,122    14,248,896        100.81

Diversified Futures Trust I+                          *        1/95         --              N/A    17,363,707        228.54

Futures Strategic Trust (formerly known
as Prudential Securities Strategic Trust)             *        5/96         --              N/A     6,320,707        102.31

International Futures Fund D PLC+                     *       10/96       5/05              N/A             0             0


Kenmar Performance Partners L.P.                     **       08/85       3/02      265,038,978             0             0

SINGLE ADVISOR POOLS
World Monitor Trust- Series A+                   Single        6/98         --              N/A     2,279,236         84.88

World Monitor Trust - Series B+                  Single        6/98         --              N/A     4,530,488         97.50

World Monitor Trust II- Series D+                Single        3/00         --              N/A    18,564,493        124.04

World Monitor Trust II- Series E+                Single        4/00         --              N/A    33,024,886        161.10

World Monitor Trust II- Series F+                Single        3/00         --              N/A    37,779,694        152.54

Diversified Futures Trust II+                    Single        3/97         --              N/A     6,251,494        101.75

Diversified Futures Fund L.P.+                   Single       10/88         --              N/A     5,093,664        366.92

International Futures Fund B PLC+                Single        7/96         --              N/A    22,289,688         17.50

International Futures Fund C PLC+                Single        6/96       9/05              N/A             0             0

International Futures Fund F PLC+                Single        9/97       8/05              N/A             0             0

---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                              % WORST
                                              % WORST        PEAK-TO-
                                              MONTHLY          VALLEY
                                             DRAWDOWN      DRAWDOWN &             PERCENTAGE RATE OF RETURN (COMPUTED ON A
                                              & MONTH          PERIOD                        COMPOUNDED MONTHLY BASIS)
----------------------------------------------------------------------------------------------------------------------------------
                                                                            2000     2001       2002    2003       2004     2005++
----------------------------------------------------------------------------------------------------------------------------------

Kenmar Global Trust                            (8.96)         (24.66)     (2.58)   (0.54)      14.81    0.23     (2.69)     (5.86)
                                                10/99     10/98-02/02                                                     (9 mos.)
Diversified Futures Trust I+                  (10.11)         (11.87)         --       --         --      --      10.88       0.90
                                                 1/05      11/04-4/05                                          (3 mos.)   (9 mos.)
Futures Strategic Trust (formerly known
as Prudential Securities Strategic Trust)      (3.25)          (9.23)         --       --         --      --      12.08     (6.97)
                                                 4/05      12/04-7/05                                          (3 mos.)   (9 mos.)
International Futures Fund D PLC+              (8.56)         (19.14)         --       --         --      --       1.83    (17.74)
                                                 5/05      11/04-5/05                                          (3 mos.)   (5 mos.)

Kenmar Performance Partners L.P.              (22.66)         (74.94)    (35.01)  (24.58)    (11.31)      --         --         --
                                                 6/00      10/98-1/02                       (3 mos.)
SINGLE ADVISOR POOLS
World Monitor Trust- Series A+                 (5.18)          (7.97)         --       --         --      --     (2.19)       8.90
                                                 8/05      11/04-3/05                                          (3 mos.)   (9 mos.)
World Monitor Trust - Series B+                (6.33)         (18.29)         --       --         --      --     (1.34)    (12.29)
                                                 3/05     11/04-10/05                                          (3 mos.)   (9 mos.)
World Monitor Trust II- Series D+              (4.85)          (8.14)         --       --         --      --       6.55     (4.00)
                                                 7/05       3/05-9/05                                          (3 mos.)   (9 mos.)
World Monitor Trust II- Series E+             (10.03)         (19.58)         --       --         --      --      19.19    (12.32)
                                                 1/05      12/04-4/05                                          (3 mos.)   (9 mos.)
World Monitor Trust II- Series F+              (5.07)          (7.35)         --       --         --      --       6.40      10.80
                                                 8/05      11/04-3/05                                          (3 mos.)   (9 mos.)
Diversified Futures Trust II+                 (15.09)         (34.77)         --       --         --      --      24.56    (13.87)
                                                 1/05      11/04-4/05                                          (3 mos.)   (9 mos.)
Diversified Futures Fund L.P.+                (12.83)         (29.75)         --       --         --      --      29.98    (17.57)
                                                 1/05      11/04-4/05                                          (3 mos.)   (9 mos.)
International Futures Fund B PLC+             (11.33)         (26.20)         --       --         --      --      38.85    (13.78)
                                                 8/05      11/04-9/05                                          (3 mos.)   (9 mos.)
International Futures Fund C PLC+             (14.25)         (26.38)         --       --         --      --       7.73    (20.31)
                                                 8/05       6/05-8/05                                          (3 mos.)   (9 mos.)
International Futures Fund F PLC+             (12.54)         (24.25)         --       --         --      --      14.26    (22.64)
                                                 7/05      11/04-8/05                                          (3 mos.)   (8 mos.)
----------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       % WORST
                                                                                                       % WORST       PEAK-T0-
                                                                                            CURRENT     MONTHLY         VALLEY
                                    TYPE OF     START    CLOSE     AGGREGATE      CURRENT   NAV PER    DRAWDOWN     DRAWDOWN &
                                       POOL      DATE     DATE    SUBSCRIPT.    TOTAL NAV      UNIT     & MONTH         PERIOD
---------------------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)          Single    09/96    12/00    11,341,364           0          0      (21.24)        (53.05)
                                                                                                           6/00    7/99-11/00
The Fulcrum Fund LP(2)               Single    04/97    12/03    62,688,110           0          0      (21.22)        (68.16)
                                                                                                           6/00      7/99-9/03
Dennis Friends & Family L.P.         Single    05/97    10/00     3,386,355           0          0      (22.17)        (48.46)


                                                                                                           6/00      7/99-9/00


Hirst Investment Fund L.P.           Single    10/97    10/02     4,347,088           0          0      (10.43)        (24.41)


                                                                                                           3/99     1/99-10/01


Hirst Investment 2X Fund LP          Single     3/99     3/00     4,127,659           0          0      (18.89)        (33.82)


                                                                                                          10/99      3/99-3/00


POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS



Kenmar Venture Partners L.P.(3)           *    03/87    12/02     2,625,000           0     N/A(3)      (29.70)        (48.75)


                                                                                                          10/89     11/90-4/92
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------



                                               PERCENTAGE RATE OF RETURN (COMPUTED ON A
                                                          COMPOUNDED MONTHLY BASIS)
--------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)         (25.49)            --           --          --        --         --

The Fulcrum Fund LP(2)              (25.35)       (23.35)         5.72     (15.99)        --         --





Dennis Friends & Family L.P.        (30.42)            --           --          --        --         --
                                    (10 mos.)


Hirst Investment Fund L.P.             2.31        (7.56)           --          --        --         --
                                                (10 mos.)


Hirst Investment 2X Fund LP          (8.62)            --           --          --        --         --
                                   (3 mos.)


POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS



Kenmar Venture Partners L.P.(3)        5.62        (4.68)         2.39          --        --         --



---------------------------------------------------------------------------------------------------------




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------------------

+ The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.

++   Current as of September 30, 2005.

1 Formerly The Dennis Fund LP "A" and renamed The Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

2 Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred Investment Solutions Corp. no longer serves as general partner.

3 Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

Footnotes to Performance Information

1.   Name of Pool.

2.   Type of Pool:

     "Single" means that the assets are managed by one commodity trading advisor.

     * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

     ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3. Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools has been disclosed starting as of October 1, 2004, as applicable.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6. "Current Total NAV" is the Net Asset Value of the pool as of September 30, 2005.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of September 30, 2005. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1,
     2001) of investment over time.

     In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. "Month" is the month of the % Worst Monthly Drawdown.

9. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

10.  "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

7. The following replaces pages 142 through 156 of Part Two "Statement of Additional Information" within the Prospectus.

                [Remainder of page left blank intentionally.]

                              INVESTMENT FACTORS

                              Investment Factors

      Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

      For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to approximately $86 billion in assets under management.*

      As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 2003 the agricultural sector represented only 4% of trading while interest rate, currencies and stock indices contracts represented 91%. These interest rate contracts include contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.

                     Dramatic Changes in Futures Industry


                                    1974(1)

         [Data below represents pie chart in the printed prospectus.]

Agriculturals                   82%
Currencies                       2%
Metals                          14%
Lumber & Energy                  2%

                                    2003(2)

         [Data below represents pie chart in the printed prospectus.]

Agriculturals                    4%
Interest Rates                  29%
Currencies                       1%
Metals                           2%
Equity Indices                  61%
Energy                           3%




Source:  Futures Industry Association, Washington, D.C.

* Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

--------------
(1) Represented by the percentage of the number of contracts traded per year.

(2)   Based on average volume of contracts as of December 2003.

                  Value of Diversifying into Managed Futures
                  ------------------------------------------

      Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

      The following discussion and charts, which include the Barclay CTA Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

      The black area of the chart below shows the benefit of adding 10% Barclay CTA Index (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov't (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.


                      DIVERSIFYING INTO MANAGED FUTURES
                           JANUARY 1980-SEPT. 2005

                      [Data below represents new chart.]

                                    $19,573
                 60% S&P 500 (US STOCKS)/30% LEHMAN GOV'T (US
                   BONDS)/10% Barclay CTA (MANAGED FUTURES)

                                    $18,274
                   60% S&P 500 (US STOCKS)/40% LEHMAN GOV'T
                                  (US BONDS)


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. Portfolios rebalanced annually. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is an unweighted index which attempts to measure the performance of the CTA industry. The Index measures the combined performance of all CTAs who have more than 4 years past performance. For purposes of calculating the Index, the first 4 years of a CTA's performance history is ignored. Source: PerTrac. The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future.

      A Managed Futures fund provides these benefits to an investor's overall portfolio:

o     Profit potential in any market environment

o     Access to global financial and non-financial futures markets

o     Potential for both reduced volatility and/or enhanced returns

      Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

      This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

      Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

      Historically, managed futures investments have had very little correlation to the stock and bond markets. The Managing Owner believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.


VALUE OF INITIAL $10,000 PORTFOLIO WITH A 10% ALLOCATION TO THE BARCLAY CTA

                    INDEX VS. A STOCKS AND BONDS PORTFOLIO:
                         JANUARY 1980 - SEPTEMBER 2005

                     Growth of Initial $10,000 Investment

                    [Data below represents new bar chart.]

                                                 60% S&P 500 (US STOCKS)/
      60% S&P 500 (US STOCKS)/              30% LEHMAN GOV'T (US BONDS)/
      40% LEHMAN GOV'T (US BONDS)           10% BARCLAY CTA (MANAGED FUTURES)

              $182,740.41                             $195,729.30

           Risk as Measured by Standard Deviation of Annual Returns

         [Data below represents new bar chart.]

                                                60% S&P 500 (US STOCKS)/
      60% S&P 500 (US STOCKS)/              30% LEHMAN GOV'T (US BONDS)/
      40% LEHMAN GOV'T (US BONDS)           10% BARCLAY CTA (MANAGED FUTURES)

                   11.48%                                 10.82%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is an unweighted index which attempts to measure the performance of the CTA industry. The Index measures the combined performance of all CTAs who have more than 4 years past performance. For purposes of calculating the Index, the first 4 years of a CTA's performance history is ignored. Source: PerTrac. The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future.

Correlation of Managed Futures
January 1980 - September 2005


                        Barclay CTA Index*
                             (Managed          S&P 500*     MSCI EAFE*     Lehman Gov't*
                             Futures)        (US Stocks)  (Int'l Stocks)    (US Bonds)
Barclay CTA Index              1.00
(Managed Futures)
     S&P 500                   0.01              1.00
   (US Stocks)
    MSCI EAFE                 -0.02              0.57          1.00
  (Int'l Stocks)
   Lehman Gov't                0.04              0.18          0.13            1.00
    (US Bonds)

Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.
* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.

      Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

      Non-correlated performance is not negatively correlated performance. Managing Owner has no expectation that the performance of the Trust will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice-versa. Non-correlation means only that the performance of the Trust has, in Managing Owner's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Managing Owner's belief that certain factors which affect equity and debt prices may affect the Trust differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

      In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

      Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show(s) substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."(1)

      This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

      Although adding a Managed Futures investment such as the Trust may provide diversification to a portfolio, the Trust is not a hedging mechanism; there is no guarantee the Trust will appreciate during periods of stock market declines. In addition, the performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar to the performance of general equity markets.

(1) Lintner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysts Federation, May 1983.



Market Comparisons
Four Largest S&P 500 Declines Since 1980 and
Corresponding Managed Futures Performance

         [Data below represents new bar chart.]

                          Dec 1980 to Jul 1982        Sep 1987 to Nov 1987       Jul 1998 to Aug 1998         Sep 2000 to Sep 2002
                          --------------------        --------------------       --------------------         --------------------
S&P 500                          -16.5%                      -29.6%                     -15.4%                          -44.7%
(U.S. Stocks)
BARCLAY CTA                       38.8%                        9.7%                      5.6%                            23.1%
(Managed Futures)

Four Largest Managed Futures Declines Since 1980 and Corresponding S&P 500 Performance

         [Data below represents new bar chart.]

                          Aug 1984 to Nov 1984        Apr 1986 to Dec 1986       Jul 1989 to Oct 1989         Jan 1992 to May 1992
                          --------------------        --------------------       --------------------         --------------------
S&P 500                           10.3%                        4.0%                     8.1%                            0.8%
(U.S. Stocks)
BARCLAY CTA                      -11.1%                      -15.5%                    -15.7%                          -10.1%
(Managed Futures)

      The Trust offers investors the potential to earn significant profits over time, although not without significant risk.

      The Trust offers the potential for diversification from traditional investments. Investors have the opportunity to participate in a large number of global markets and sectors that are typically not represented in traditional portfolios, and which offer potential profit (or loss) in both rising and falling markets.

      Managed futures investments may perform differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)

      Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through September 2005. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

---------------------------------------------------------------
                Barclay                MSCI EAFE     Lehman
                  CTA       S&P 500     (Int'l        Gov't
    Year         Index    (US Stocks)   Stocks)    (US Bonds)
---------------------------------------------------------------
    1980           63.7%       32.5%       24.4%         6.4%
---------------------------------------------------------------
    1981           23.9        -4.9        -1.0         10.5
---------------------------------------------------------------
    1982           16.7        21.5        -0.9         26.1
---------------------------------------------------------------
    1983           23.7        22.6        24.6          8.6
---------------------------------------------------------------
    1984            8.7         6.3         7.9         14.4
---------------------------------------------------------------
    1985           25.5        31.7        56.7         18.1
---------------------------------------------------------------
    1986            3.8        18.7        69.9         13.1
---------------------------------------------------------------
    1987           57.3         5.3        24.9          3.7
---------------------------------------------------------------
    1988           21.8        16.6        28.6          6.7
---------------------------------------------------------------
    1989            1.8        31.7        10.8         12.8
---------------------------------------------------------------
    1990           21.0        -3.1       -23.2          9.2
---------------------------------------------------------------
    1991            3.7        30.5        12.5         14.6
---------------------------------------------------------------
    1992           -0.9         7.6       -11.8          7.2
---------------------------------------------------------------
    1993           10.4        10.1        32.9          8.8
---------------------------------------------------------------
    1994           -0.7         1.3         8.1         -1.9
---------------------------------------------------------------
    1995           13.6        37.6        11.6         15.3
---------------------------------------------------------------
    1996            9.1        23.0         6.4          4.1
---------------------------------------------------------------
    1997           10.9        33.4         2.1          7.9
---------------------------------------------------------------
    1998            7.0        28.6        20.3          8.4
---------------------------------------------------------------
    1999           -1.2        21.0        27.3          0.4
---------------------------------------------------------------
    2000            7.9        -9.1       -14.0         10.1
---------------------------------------------------------------
    2001            0.8       -11.9       -21.2          9.0
---------------------------------------------------------------
    2002           12.4       -22.1       -15.7          9.8
---------------------------------------------------------------
    2003            8.7        28.7        39.2          4.3
---------------------------------------------------------------
    2004            3.3        10.9        20.7          3.0
---------------------------------------------------------------
    2005           -0.6         2.8         9.5          1.1
---------------------------------------------------------------


                  * See "Notes to Comparative Performance and
                  Correlation Charts" at end of this Section.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Worst Peak-to-Valley Loss from January 1980 through September 2005

BARCLAY CTA           S&P 500            MSCI EAFE           LEHMAN GOV'T
(MANAGED FUTURES)   (US STOCK)         (INT'L STOCKS)         (US BONDS)

   -15.66%           -44.73%             -47.47%               -5.51%
 Jul 89-Oct 89     Sep 00-Sep 02      Jan 00-Mar 03        Jan 80-Feb 80


Notes to Comparative Performance and Correlation Charts

S&P 500* (U.S. Stocks) - The S&P 500 Index is a market-capitalization-weighted index of 500 publicly-traded stocks, with dividends reinvested. Source:
Economagic website.

MSCI EAFE* (International Stocks) - The MSCI EAFE Index is an unmanaged index generally considered representative of the international stock market. It is based on companies representing stock markets of Europe, Australia, New Zealand and the Far East. Market values are converted into U.S. Dollars at current exchange rates. Source: Morgan Stanley Capital International website.

Lehman Gov't* (U.S. Bonds) -The Lehman Intermediate Government/Credit Bond Index is a subgroup of the Lehman Government/Corporate Bond Index and includes securities in the Government and Corporate Indices. Source: Lehman Brothers website.

Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is an unweighted index which attempts to measure the performance of the CTA industry. The Index measures the combined performance of all CTAs who have more than 4 years past performance. For purposes of calculating the Index, the first 4 years of a CTA's performance history is ignored. Source: PerTrac.


Standard Deviation - Standard Deviation measures the dispersal or uncertainty in investment returns. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Maximum Drawdown - Maximum Drawdown is any losing period during an investment record. The maximum drawdown is the largest percentage drawdown that has occurred in any investment data record.

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Investors should be aware that stocks, bonds and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features, leverage and volatility.

For example, trading in futures, forwards and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.

             Additional Advantages of Managed Futures Investments
             ----------------------------------------------------

      100% Interest Credit. Unlike some "alternative investment" funds, the Trust will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Trust does not anticipate that it will incur any interest expense. The Trust's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Trust's available assets (which include unrealized profits credited to the Trust's accounts).

      Liquidity. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Trust is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the first month following purchase of such Units -- subject to a declining redemption fee during the first twelve months of ownership.

      Convenience. The Trust provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

      Limited Liability. The liability of investors in the Trust is limited to the amount of their investment in the Trust. Unitholders will never be required to contribute additional capital to the Trust.

      Profit potential in any market environment. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

      Access to global financial and non-financial markets. Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

        Small Minimum Investment; Smaller Minimum Additional Investment
        ---------------------------------------------------------------

       Many of the Advisors are only available to manage individual accounts of substantial size ranging from $500,000 to $5,000,000. Investors in the Trust are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all of them, for a minimum investment of $5,000 (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

           TRADING PROGRAMS FOR THE TRUST AND PRO-FORMA PERFORMANCE

The following section discloses the actual track record of Graham Capital Management, L.P., Bridgewater Associates, Inc. and Eagle Trading Systems Inc. with respect to the programs that the Trust offers via Series G, H, I and J, but, such track records are pro-forma records which are adjusted to reflect WMT-III fees, as disclosed below.

                            Series G and Series J:
                        Graham Capital Management, L.P.
                  Global Diversified Program at 150% Leverage

Graham's Global Diversified Program at 150% Leverage utilizes multiple computerized trading models designed to capture profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets. The trading strategies are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility.

The Global Diversified Program at 150% Leverage began trading customer assets in May 1997. Graham was formed in May 1994, and has been managing customer assets in a variety of different trading programs since February 1995. As of September 30, 2005, assets under management in all programs was a total of $5.3 billion (including "notional" equity) and $468 million (including "notional" equity) in the program selected for WMT III Series G/J Trading Vehicle LLC.

Pro-forma Performance of Global Diversified Program at 150% Leverage (to be traded on behalf of WMT III Series G/J Trading Vehicle LLC)


--------------------------------------------------------------------------------------

Series G         1997    1998   1999    2000   2001    2002    2003    2004     2005*
--------------------------------------------------------------------------------------
Class I         8.29%  12.27%  2.01%  19.51%  7.78%  27.17%  13.24%   8.28%  (11.90)%
           (8 months)
--------------------------------------------------------------------------------------
Class II        9.73%  14.52%  4.06%  21.89%  9.95%  29.71%  15.51%  10.46%  (10.55)%
           (8 months)
--------------------------------------------------------------------------------------

*through September 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series G/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            Series H and Series J:
                         Bridgewater Associates, Inc.
         Aggressive Pure Alpha Futures Only - A, No Benchmark Program

Bridgewater's Aggressive Pure Alpha Futures Only - A, No Benchmark Program employs a systematic decision making process and relies heavily on economic statistics as leading indicators of market movements. The Program attempts to identify and capitalize on changing macroeconomic conditions within the global marketplace by employing a top down, fundamental and quantitative approach to trading. The strategy blends fundamental and inter-market indicators. The fundamental indicators analyze economic conditions and the inter-market indicators focus on market prices to gauge future activity in related markets.

Bridgewater was founded in April 1973 and has been trading customer assets since June 1985. As of September 30, 2005, the firm managed $75.9 billion (including "notional" equity) across all of its commodities programs ($142 billion overall, including equities and other instruments, as applicable), with $22 million in the program selected for WMT III Series H/J Trading Vehicle LLC.

Pro-forma Performance of Aggressive Pure Alpha Futures Only - A, No Benchmark Program (to be traded on behalf of WMT III Series H/J Trading Vehicle LLC)

--------------------------------------------------------------------------------

Series H        1998     1999      2000     2001    2002    2003   2004    2005*
--------------------------------------------------------------------------------
Class I        19.6%  (7.42)%  (14.60)%  (5.63)%  15.10%  27.08%  2.22%  (2.22)%
          (5 months)
--------------------------------------------------------------------------------
Class II      20.57%  (5.54)%  (12.85)%  (3.71)%  17.40%  29.60%  4.28%  (0.74)%
          (5 months)
--------------------------------------------------------------------------------
*through September 2005

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series H/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 [Remainder of page left blank intentionally.]

                            Series I and Series J:
                          Eagle Trading Systems Inc.
                            Eagle Momentum Program

The Eagle Momentum Program is a computerized, technical trading system developed to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The adoption of the trading philosophy to a computerized trading system was done by applying rule-based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.

Eagle was founded in May 1993 and has managed customer assets since August 1993. The firm has developed various trading programs, and managed a total of $1.2 billion (including "notional" equity) assets as of September 2005. The program selected for WMT-III first began trading customer assets in October 2003, but traded its proprietary assets in the same program from February 2001 to September 2003. Eagle manages $57 million (including "notional" equity) in the program selected for WMT III Series I/J Trading Vehicle LLC as of September 30, 2005.

Pro-forma Performance of Eagle Momentum Program (to be traded on behalf of WMT III Series I/J Trading Vehicle LLC)

--------------------------------------------------------------
Series I               2003           2004              2005*
--------------------------------------------------------------
Class I               4.05%          0.50%           (11.86)%
                 (3 months)
--------------------------------------------------------------
Class II              4.56%          2.53%           (10.51)%
                 (3 months)
--------------------------------------------------------------
           *through September  2005


Pro-forma Performance of Eagle Momentum Program (proprietary trading only)

--------------------------------------------------------------

Series I               2001           2002                2003
--------------------------------------------------------------
Class I              13.72%         18.76%              21.23%
                (11 months)                         (9 months)
--------------------------------------------------------------
Class II             15.80%         21.13%              23.02%
                (11 months)                         (9 months)
--------------------------------------------------------------

Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series I/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and

Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 [Remainder of page left blank intentionally.]

                                   Series J:

                                Balanced Series
          Equal Weighted Allocation to Graham, Bridgewater and Eagle
                             Rebalanced Quarterly

Trading for Series J will be an equal weighted allocation among Graham, Bridgewater and Eagle. Series J will allocate one-third of its assets to each of Graham, Bridgewater and Eagle and will rebalance its exposure quarterly to maintain an equal exposure to each of the three CTAs. Automatic rebalancing is an investment discipline long in use by professional and institutional money managers.

Series J provides continuous diversification across each of WMT-III's CTAs, each of whom are distinct regarding markets traded, trading systems used, and time horizons for trades.

Hypothetical Composite Pro Forma Performance of Balanced Series (including certain proprietary trading results) (to be traded on behalf of WMT III via Series J)

--------------------------------------------------------------------------------

Series J              2001*        2002**       2003***       2004         2005
--------------------------------------------------------------------------------
Class I               7.66%        21.70%        22.38%      4.30%      (8.46)%
                (11 months)
--------------------------------------------------------------------------------
Class II              9.64%        24.12%        24.81%      6.40%      (7.06)%
                (11 months)
--------------------------------------------------------------------------------

* The compounded rate of return for the year 2001 reflects (i) the actual track records of Series G and H for 11 months (February - December 2001) and
(ii) with respect to Series I, proprietary performance results of 11 months (February - December 2001). The performance resulting from both (i) and (ii) has been adjusted as described in the last below paragraph.

** The compounded rate of return for the year 2002 reflects (i) the actual track records of Series G and H and (ii) with respect to Series I, proprietary performance results only. The performance resulting from both (i) and (ii) have been adjusted as described in the last below paragraph.

*** The compounded rate of return for the year 2003 reflects (i) the actual track records of Series G and H and (ii) with respect to Series I, combined performance results of 9 months of proprietary trading (January - September
2003) and 3 months of actual customer trading (October - December 2003). The performance resulting from both (i) and (ii) have been adjusted as described in the last below paragraph.

Hypothetical composite pro forma performance shown is the actual track record of the Advisors adjusted to reflect fees payable by the Trading Vehicles and including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, annualized Organization and Offering expenses of 0.50% are reflected.

THIS COMPOSITE PRO FORMA PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS. THEREFORE, COMPOSITE PERFORMANCE RECORDS

INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

Hypothetical Composite Pro Forma Monthly Rates of Return - Class I (to be traded on behalf of WMT-III via Series J)


------------------------------------------------------------------------------------------------------------------------------
Series J       Jan      Feb    March    April      May     June     July    Aug      Sep      Oct      Nov      Dec    Annual
------------------------------------------------------------------------------------------------------------------------------
2005       (5.59)%  (1.38)%    0.18%  (4.97)%  (0.38)%    1.36%    0.62%  3.07%  (1.38)%                              (8.46)%
------------------------------------------------------------------------------------------------------------------------------
2004       (0.36%)    2.92%    0.47%  (5.35%)  (1.44%)  (3.21%)  (2.21%)  0.71%    4.16%    1.76%    7.48%  (0.60)%     4.30%
------------------------------------------------------------------------------------------------------------------------------
2003         7.25%    5.79%  (4.90%)    0.93%    7.50%  (2.00%)  (0.57%)  1.67%  (2.55%)    4.66%    0.40%    3.04%   22.38%*
------------------------------------------------------------------------------------------------------------------------------
2002       (3.41%)  (2.25%)    2.12%  (4.44%)    7.31%   11.39%    3.69%  5.28%    1.95%  (3.02%)  (0.69%)    3.09%  21.70%**
------------------------------------------------------------------------------------------------------------------------------
2001                (1.32%)    3.50%  (2.38%)  (1.32%)  (0.63%)  (1.74%)  6.63%    6.60%    6.26%  (5.94%)  (1.33%)  7.66%***
------------------------------------------------------------------------------------------------------------------------------


Hypothetical Composite Pro Forma Monthly Rates of Return - Class II (to be traded on behalf of WMT-III via Series J)

-----------------------------------------------------------------------------------------------------------------------------
Series J       Jan      Feb    March    April      May     June     July    Aug      Sep      Oct      Nov      Dec   Annual
-----------------------------------------------------------------------------------------------------------------------------
2005       (5.42)%  (1.21)%    0.35%  (4.80)%  (0.21)%    1.52%    0.79%  3.23%  (1.22)%                              (7.06)%
-----------------------------------------------------------------------------------------------------------------------------
2004       (0.20%)    3.08%    0.64%  (5.19%)  (1.28%)  (3.04%)  (2.05%)  0.88%    4.33%    1.92%    7.65%    0.11%     6.40%
-----------------------------------------------------------------------------------------------------------------------------
2003         7.42%    5.96%  (4.74%)    1.09%    7.67%  (1.83%)  (0.40%)  1.84%  (2.38%)    4.82%    0.57%    3.21%   24.81%*
-----------------------------------------------------------------------------------------------------------------------------
2002       (3.24%)  (2.08%)    2.29%  (4.27%)    7.48%   11.55%    3.86%  5.44%    2.12%  (2.86%)  (0.52%)    3.26%  24.12%**
-----------------------------------------------------------------------------------------------------------------------------
2001                (1.16%)    3.66%  (2.22%)  (1.16%)  (0.46%)  (1.57%)  6.79%    6.76%    6.43%  (5.78%)  (1.16%)  9.64%***
-----------------------------------------------------------------------------------------------------------------------------

* The compounded rate of return for the year 2001 reflects (i) the actual track records of Series G and H for 11 months (February - December 2001) and
(ii) with respect to Series I, proprietary performance results of 11 months (February - December 2001). The performance resulting from both (i) and (ii) has been adjusted as described in the last below paragraph.

** The compounded rate of return for the year 2002 reflects (i) the actual track records of Series G and H and (ii) with respect to Series I, proprietary performance results only. The performance resulting from both (i) and (ii) have been adjusted as described in the last below paragraph.

*** The compounded rate of return for the year 2003 reflects (i) the actual track records of Series G and H and (ii) with respect to Series I, combined performance results of 9 months of proprietary trading (January - September
2003) and 3 months of actual customer trading (October - December 2003). The performance resulting from both (i) and (ii) have been adjusted as described in the last below paragraph.

Hypothetical composite pro forma performance shown is the actual track record of the advisor adjusted to reflect fees payable by the Trading Vehicles and including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, annualized Organization and Offering expenses of 0.50% are reflected.

THIS COMPOSITE PRO FORMA PERFORMANCE RECORD IS HYPOTHETICAL AND THESE TRADING ADVISORS HAVE NOT TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-ADVISOR MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.


ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING ADVISORS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING ADVISORS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING ADVISORS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

      Graham Capital Management, L.P. does not trade proprietary monies pursuant to the Global Diversified at 150% Leverage program.

      Bridgewater Associates, Inc. does not trade proprietary monies pursuant to the Aggressive Pure Alpha Futures Only - A, No Benchmark program.

      Eagle Trading Systems, Inc. trades proprietary monies pursuant to the Eagle Momentum Program. The Actual Performance and Pro forma Proprietary Performance Capsule of the Eagle Momentum Program is disclosed on the following page.

Eagle Trading Systems, Inc.

Eagle Momentum Program Actual Performance and Pro forma Proprietary Performance Capsule

      The following capsule discloses both (i) actual client trading performance from October 2003 to September 2005 (in boldfaced text) and (ii) pro forma proprietary trading from February 2001 to September 2003 with respect to the Eagle Momentum Program. The pro forma proprietary performance portion of the following capsule sets forth the actual trading of a proprietary account and is based on the following pro forma adjustments: a monthly management fee equal to one sixth of one percent (1/6%) (approximately 2% annually) of the account value under management at the end of each month, a quarterly incentive fee equal to twenty percent (20%) of new high profit of the account(s) for each quarter, and no interest income. These pro forma adjustments generally reflect the structure of accounts for which these programs generally are intended. The structure of an actual client account may be different.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Momentum Program
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 6
      Aggregate assets overall excluding "notional" equity: $707,613,306
     Aggregate assets overall including "notional" equity: $1,112,031,125 Aggregate assets in program excluding "notional" equity: $38,000,082 Aggregate assets in program including "notional" equity: $57,340,356
                   Largest monthly drawdown: (9.32)% (01/05)
            Largest peak-to-valley drawdown: (19.72)% (12/04-04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 11.43%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.12)%

---------------------------------------------------------------------------------------------------------------------------
Monthly Rate of                2000(%)          2001(%)          2002(%)         2003(%)          2004(%)          2005(%)
Return
---------------------------------------------------------------------------------------------------------------------------
January                             --               --               --              --          (0.64)%          (9.32)%
---------------------------------------------------------------------------------------------------------------------------
February                            --               --               --              --            3.12%          (5.22)%
---------------------------------------------------------------------------------------------------------------------------
March                               --               --               --              --          (1.40)%            2.09%
---------------------------------------------------------------------------------------------------------------------------
April                               --               --               --              --          (2.57)%          (6.48)%
---------------------------------------------------------------------------------------------------------------------------
May                                 --               --               --              --          (0.59)%            3.09%
---------------------------------------------------------------------------------------------------------------------------
June                                --               --               --              --          (5.82)%            0.38%
---------------------------------------------------------------------------------------------------------------------------
July                                --               --               --              --            0.74%            7.40%
---------------------------------------------------------------------------------------------------------------------------
August                              --               --               --              --            1.19%            8.78%
---------------------------------------------------------------------------------------------------------------------------
September                           --               --               --              --            6.90%          (8.43)%
---------------------------------------------------------------------------------------------------------------------------
October                             --               --               --           1.56%          (4.41)%
---------------------------------------------------------------------------------------------------------------------------
November                            --               --               --         (0.43)%           11.37%
---------------------------------------------------------------------------------------------------------------------------
December                            --               --               --           3.91%          (2.16%)
---------------------------------------------------------------------------------------------------------------------------
Compound Rate                       --               --               --           5.08%            4.60%         (9.16%)%
of Return                                                                     (3 months)                        (9 months)
---------------------------------------------------------------------------------------------------------------------------


      *The Compound Rate of Return of 31.21% for the year ended 2003 reflects the combined performance results of both proprietary trading and actual client trading. The Program gained 5.08% during the three month period from October 2003 to December 2003 during which Eagle traded client assets. Proprietary trading results from January 2003 to September 2003 was a gain of 24.84%.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO A NEW COMMODITY ACCOUNT AS COMPARED TO EAGLE'S ACTUAL PROPRIETARY TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. WHILE EAGLE BELIEVES THAT THE INFORMATION HEREIN IS RELEVANT TO EVALUATING AN INVESTMENT BY A CLIENT, NO REPRESENTATION IS OR COULD BE MADE THAT THE CAPSULE HEREIN PRESENTS WHAT THE RESULTS OF EAGLE'S ACTUAL PROPRIETARY TRADING WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.


                 [Remainder of page left blank intentionally]

9. The following information amends and replaces the address, telephone and fax numbers included throughout the Prospectus with respect to the and related to the Managing Owner and the Principal office of the Trust.

All references to "51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831" and a telephone number of "(203) 861-1000" or "(203) 861-1025" or a fax number of "(203) 861-1091" and related to the Managing Owner and the Principal office of the Trust shall be replaced with the following address, telephone and fax numbers: "900 King Street, Suite 100, Rye Brook, New York 10573; Telephone: (914) 307-7000 and fax number: (914) 307-4044."